Exhibit 10.2

Portions herein identified by ** have been omitted pursuant to a request for confidential treatment and have been filed
separately with the Commission pursuant to Rule 24b-2 of the
Exchange Act of 9134, as amended.

SOFTWARE SUPPLY AND SUPPORT AGREEMENT

THIS SOFTWARE SUPPLY AND SUPPORT AGREEMENT (the “Agreement”) is made as of the 23rd day of April 2007, by and among:

(1)                                  CRYPTOLOGIC INC., an Ontario, Canada corporation whose office is at 3rd Floor, 55 St. Clair Avenue West, Toronto (“CryptoLogic”);

(2)                                  WAGERLOGIC LIMITED, a Cyprus corporation and wholly-owned subsidiary of CryptoLogic, whose office is at Nimeli Court 41 - 49 Agiou Nicolaou Street, Block A 3rd Floor Engomi, 2408 Nicosia, Cyprus (“WagerLogic”);

(3)                                  WPT ENTERPRISES, MALTA a corporation to be incorporated under the laws of Malta (“the Licensee”);

(4)                                  WPT ENTERPRISES INC., a corporation whose office is at 5700 Wilshire Boulevard, Suite 350, Los Angeles, CA 90036 (the “Parent”);

RECITALS

(A)                              WHEREAS, the Licensee wishes to operate a virtual poker room and Casino over the internet (the “WPT Poker Room”) utilizing the Software (as defined below);

(B)                                WHEREAS, WagerLogic owns software that would permit the Licensee to offer a virtual poker room and/or casino over the internet;

(C)                                WHEREAS, WagerLogic, through its wholly-owned subsidiary, ECash Direct (as such term is hereinafter defined) wishes to provide, operate and maintain on behalf of WagerLogic and the Licensee an electronic cash settlement system to be used by End-Users (as defined below) in connection with the deposit and withdrawal of funds to and from the Licensee Gaming Sites (as such term is hereinafter defined) in accordance with the terms of this Agreement;

(D)                               WHEREAS, CryptoLogic is a party to this Agreement to guarantee the obligations of the WagerLogic Group;

(E)                                 AND WHEREAS, the Parent is a party to this Agreement to guarantee the obligations of the Licensee;

NOW THEREFORE, in consideration of the mutual promises and agreements set forth in this Agreement, the parties hereto agree as set forth below.

1.                                      DEFINITIONS

1.1        Definitions.  In this Agreement (including the recitals hereto), the following terms have the meanings set forth below:

Adjustments means any amounts paid by WagerLogic in relation to Review Fees and Gaming License Fees.

Affiliate means, in relation to a party, a subsidiary or ultimate holding company of that party or any other subsidiary of that holding company.

Aggregate End-User Casino Losses means for any period, the aggregate amount wagered and lost by End-Users during the period through the use of the Licensee Casinos.

Aggregate End-User Casino Winnings means, for any period, the aggregate amount won by End-Users during the period through the use of the Licensee Casinos, excluding Jackpot Winnings.

Bad Debt means bona fide sums owed and not paid by an End-User, including any Chargebacks applicable to such End-User and player fraud.

Business Day means a day (other than a Saturday or a Sunday) on which banks are generally open in London for normal business.

Casino Net Losses means, in respect of any period, the difference between Aggregate End Users Casino Losses and Aggregate End User Casino Winning for such period.

Certified Random Number Generator means software or hardware that uses a system clock, or like functioning component, and a generally accepted mathematical algorithm to generate a random sequence of numbers within a given range, wherein each generated number describes a number or symbol used in a game outcome.

Chargebacks means the amount of any deposits made by End-Users through ECash Direct in respect of which the deposited funds are not collected by ECash Direct from the End-User, including without limitation, as a result of the reversal of any credit and/or debit card or third party deposit instrument transactions made through the ECash System pursuant to the instructions of the End-User or the card issuing or clearing banks or other payment providers, and the amount of any third party costs of processing Chargebacks.  For greater certainty, Chargebacks shall not include any penalty, processing fee or other amount charged directly by ECash Direct to the Licensee which was not incurred by ECash Direct from a third party.

Confidential Information has the meaning given in Section 9.

Controlling Interest means:

(a)                                  the ownership or control (directly or indirectly) of more than fifty per cent (50%) of the voting share capital of the relevant entity; or

(b)                                 the ability to direct the casting of more than fifty per cent (50%) of the votes exercisable at general meetings of the relevant entity on all, or substantially all, matters; or

(c)                                  the right to veto any board or shareholders’ resolution or to appoint or remove directors of the relevant entity holding a majority of the voting rights at meetings of the board on all, or substantially all, matters.

Custom Client Software Application means the current version of the Software that has been customized to create the Licensee Poker Rooms and the Licensee Casinos.

Customization means any customization, development, variation, adaptation or enhancement of the Software on behalf of the Licensee.

Data means the Financial Data and the Gaming Data.

Defect means any material failure in or in relation to the Software or WagerLogic System.

Discretionary Credits means discretionary credits granted to End-Users to encourage good customer relations.

ECash Direct means ECash Direct (UK) Limited, a company registered under the laws of England, which company is a wholly-owned subsidiary of WagerLogic.

ECash System means the electronic cash settlement system provided by WagerLogic, through its wholly-owned subsidiary, ECash Direct, for use by the End-Users.

Effective Date means the execution date of this Agreement.

End-User means a visitor who wagers through the Licensee Gaming Sites.

Error Corrections means any and all corrections or fixes made to the Software or any part of it which are necessary or desirable to correct or remove any material bug, material malfunction or other Defect therein.

Financial Charges means the third party costs and expenses actually incurred by ECash Direct or WagerLogic in providing the ECash System for End-Users’ transactions (which, for greater certainty, shall not include any costs and expenses charged directly by ECash Direct), including, but not limited to:

(a)                                  actual credit and debit card processing fees levied by card issuing or clearing banks and processing fees and related transaction costs levied by alternative payment providers, including but not limited to, NETeller, and related financial transaction costs;

(b)                                 third party End-User authentication fees; and

(c)                                  The costs of the transfer or withdrawal of funds with respect to End-Users, the Licensee and WagerLogic.

Financial Data means the credit and debit card numbers, bank account numbers, credit limits, ECash balances and deposit and withdrawal amounts and history of the End-Users.

Gaming Data means the names, addresses, telephone numbers, e-mail addresses and gaming history of End-Users.

Gaming License means a license or permission lawfully issued by or under the authority (directly or indirectly including by way of sub-license) of a competent authority within any Jurisdictions, permitting the operation of the Licensee Gaming Sites.

Gaming License Fees means all fees and charges payable in respect of any Gaming License issued by any Jurisdictions in relation to the Licensee Gaming Sites.

Generic Software Application means that part of the Software that has not been customized in the creation of the Licensee Gaming Sites.

Go-Live Date means the date on which the WPT Poker Room is operational for commercial use by an arm’s length End-User.

Good Industry Practices means accepted current computer industry procedures and protocols and, where applicable, tools and technologies as may be available from time to time during the term of this Agreement.

Help means End-User help provided by WagerLogic or its Affiliates via telephone, email or online chat where applicable or available to the End-Users.

Intellectual Property Rights means all rights in inventions, patents, copyrights, design rights, database rights, trademarks and trade names, service marks, trade secrets, know-how and other intellectual property rights (whether registered or unregistered) and all applications for any of them, anywhere in the world as may be amended from time to time.

Internet Based Gaming Business means a business operated through an internet website, any part of which offers or contains casino games or poker.  Notwithstanding the foregoing, , it is expressly agreed that Internet Based Gaming Business shall not include: (i) websites offering sportsbook, (ii) websites offering skill games, (iii) casino or poker platforms accessed primarily through interactive TV, wireless cell-phones, PDA’s or mobile gaming devices (e.g., a cell phone poker platform with ancillary internet accessibility would not be considered an Internet Based Gaming Business).

Jackpot Adjustments means the proportionate contribution (as described in the Progressive Jackpot Agreement set out in Schedule 1) by End-Users to any WagerLogic progressive jackpot (being a jackpot linked with the Licensee Casinos and other online virtual casino operated by WagerLogic Licenses) representing contributions to the progressive jackpot and the reset value.

Jackpot Winnings means the sum paid to End-Users for winning any progressive jackpot run and managed by WagerLogic, such winnings funded through Jackpot Adjustments.

Jurisdictions means any Jurisdictions that the parties agree will be the location of the gaming servers from time to time and which, on the Go-Live Date, shall be Malta and Curacao.

Licensee Casinos means collectively the WPT Casino and the Casino in Poker;

Licensee Gaming Sites means the Licensee Poker Rooms and the Licensee Casinos

Licensee Poker Rooms means collectively the WPT Poker Room, all Poker Skin Rooms and all Additional Language Rooms;

Month means a calendar month during the Term of this Agreement and for the first and last months of the Term, the relevant shorter period.

Net Poker Revenue shall have the meaning attributed to that term in Paragraph 5.2 hereof.

Poker Marketing Fund Contribution means the marketing contribution equal to 4% of the Poker Revenue to be expended in connection with WagerLogic Centralized Poker Room marketing initiatives such as Poker Proposition Player Monies, progressive bad beat jackpots, royal flush promotions, non-specific licensee tournament events and other programs that may be implemented from time to time.

Poker Proposition Player Monies means money paid to End-Users to create and maintain tables for play with respect to the Licensee Poker Rooms.

Poker Revenue means the commissions earned by the Licensee Poker Rooms by virtue of participation by its End Users in Poker games in the WagerLogic Centralized Poker Room, including without limitation, Poker Tournament House Fees.

Poker Room Management Fee means a monthly fee in the amount of USD $7,500 which is payable to WagerLogic and is reflective of the actual costs associated with the provision of services by WagerLogic or its Affiliates to the Licensee Poker Rooms, including, among other things, tournament management, collusion detection, customer support, and overall Poker room management.

Poker Tournament means a Poker competition between End-Users and end-users of other WagerLogic licensees that requires the payment of the Poker Tournament Entry Fee by the End-User prior to participation in the competition.  The End User may be awarded prizes determined by the game rules specified by WagerLogic and the WagerLogic licensees (including the Licensee) prior to the commencement of the competition.

Poker Tournament Entry Fee means the entry fee charged to an End User, net of any refunds, for the End User to play in a Poker Tournament.

Poker Tournament House Fee means the portion of the Poker Tournament Entry Fee earned by the house in connection with a Poker Tournament net of any refunds.

Promotional Deposits means amounts credited to an End-User account, at the direction of Licensee, as part of a program to incentivize further play by the End-User with the Licensee Poker Room, including Poker Proposition Player Monies and Discretionary Credits.

Referral Royalties means any payments made to third parties for referrals of End-Users to the Licensee Poker Room including, without limitation, ordinary course affiliate royalties and refer a friend schemes.

Review Fees means the sums paid by WagerLogic to arm’s length third party auditors to audit the Certified Random Number Generator and to review and monitor payouts from the Licensee Gaming Sites.

Royalties Fees means royalties, license fees or other amounts payable to third parties dealing at arm’s length with WagerLogic in connection with any license or other right such third party had granted to WagerLogic in connection with the development by WagerLogic of any Royalty Games offered in any Licensee Casino.

Royalty Games means WagerLogic Games developed by WagerLogic using intellectual property rights of third parties dealing at arm’s length with WagerLogic pursuant to license, royalty or other similar agreements with the said third parties.

Services means the services provided by WagerLogic and the WagerLogic Parties as set forth in Section 3.3.

Software means the current object code of the ECash System and internet poker room computer software, including all modifications, enhancements and additions thereto, from time to time, including the Generic Software Application and the Custom Client Software Application and Version Upgrades and Customizations thereon, together with all related operating manuals and other documentation.

Successors and Assigns means any future successor to a party of this Agreement whether by assignment, amalgamation, combination or merger, provided that any assignment of this Agreement shall require the consent of the parties hereto, as per the provisions of Section 14.1 of this Agreement.

Taxes means any taxes or fees levied upon the gross revenues generated by the Licensee Gaming Sites and required by law in any Jurisdictions to be paid to the government or appropriate collection or licensing agencies in such Jurisdictions.

Term means an initial period commencing on the Effective Date, and ending on June 30, 2010.

Trade Marks means the names and trade names, corporate logos and get up, and any other symbols, marks or other of Intellectual Property Rights of the WPT Group used in connection with the operation of the WPT Poker Room, including without limitation, those listed on Schedule 2 hereto;

Version Upgrades means further version upgrades of the existing Software and WagerLogic Generic Software Application that are available to the Licensee which will be provided by WagerLogic from time to time, including all changes to the WagerLogic poker and casino platforms and further including the rollout for poker and casino of the WagerLogic’s “Agile” platform, as currently being developed.

WagerLogic Centralized Poker Room means the shared centralized Poker room facility for play by play end-users of WagerLogic Licensee, including End Users.

WagerLogic Games means the wagering games provided by WagerLogic and which comprise the games included in the Licensee Casinos.

WagerLogic Group means WagerLogic and CryptoLogic;

WagerLogic Licensees means third parties licensed by WagerLogic to use the Software to operate virtual poker rooms from time to time, including the Licensee.

WagerLogic System means the systems directly or indirectly utilized in the operation and delivery of the Licensee Gaming Sites, whether licensed through third party providers or owned by WagerLogic or its Affiliates, including the related Software.

WPT Group means collectively, the Licensee and the Parent.

1.2        Other Interpretations.  In this Agreement, any reference, express or implied, to an enactment includes references to:

(a)                                  that enactment as amended, extended or applied by or under any other enactment before or after this Agreement;

(b)                                 any enactment which that enactment re-enacts (with or without modification); and

(c)                                  Any subordinate legislation made (before or after this Agreement) under any enactment, including one within (a) or (b).

1.3        Words importing the singular shall include the plural and vice versa; words denoting persons shall include bodies corporate and unincorporated associations of persons and vice versa.

1.4        Sections 1.1 to 1.3 apply unless the contrary intention appears.

1.5        The headings in this Agreement do not affect its interpretation.

1.6        The Schedules to this Agreement form part of it.

1.7        In the event of any conflict or inconsistency between the provisions contained in the main body of this Agreement and the provisions contained in its Schedules, the provisions of the main body of this Agreement shall prevail.

1.8        Unless otherwise expressly stated, all references to amounts in this Agreement are in U.S. Dollars.

2.                                               TERM

2.1        Term.  This Agreement will commence on the Effective Date and will continue throughout the Term (i.e., June 30, 2010).

2.2        Minimum Revenue.  Notwithstanding anything herein contained, it is expressly agreed that, in the event that at any time following the nine  (9)  month period immediately subsequent to the Go-Live Date (the “Ramp-up Period”), monthly Net Revenues should fall below USD $500,000 in any three (3) consecutive Months during the Term, WagerLogic may, subject to the provisions of Paragraph 2.3 hereof, terminate this Agreement on ninety (90) days written notice to the Licensee.

2.3        Payment of Minimum Revenues.  In the event that the provisions of Paragraph 2.2 above become operative, the Licensee may prevent the termination of this Agreement by curing any Minimum Revenue shortfall (the “Minimum Revenue Shortfall”) through payment of the appropiate amounts to WagerLogic, within thirty (30) days afer receipt of notice of termination pursuant to Section 2.2, provided that the amounts earned by WagerLogic under Article 5 hereof in respect of the subject Months shall be considered when deterining the amount payable by the Licensee hereunder.

2.4        Liquidity of the WagerLogic Poker Room.  Notwithstanding anything herein contained, it is expressly agreed that, in the event that at any time during the Term, average daily gross poker revenue generated through the WagerLogic Cenralized Poker Room over any period of ninety (90) consecutive days (without regard to the Poker Revenue derived by the Licensee Poker Rooms) falls below USD $125,000, the Licensee may terminate this Agreement on ninety (90) days written notice to the Licensee.  WPT shall be on a most favored nations basis with regards to this provision.  If any other WagerLogic licensee has a more favorable position, WagerLogic shall let WPT know within ten (10) business days of signing such a deal.

3.                                               WAGERLOGIC’S OBLIGATIONS

3.1        Software License.  Subject to the terms and conditions of this Agreement, WagerLogic hereby grants to the Licensee an exclusive licence to use the Custom Client Software Application and a non-exclusive licence to use the Generic Software Application.  WagerLogic further agrees it will perform the Services set forth herein, throughout the Term of this Agreement and in consideration of the sums paid to it as set forth herein.

3.2        Poker Development.  WagerLogic shall be responsible for all design, production, operation, maintenance and updating of the Licensee Poker Rooms in accordance with the following terms:

3.2.1        The WPT Poker Room.  WagerLogic shall develop the Custom Client Software Application to incorporate the WPT Poker Room. Unless otherwise provided herein, the WPT Poker Room shall be initially an English language WPT Poker Room, and shall include functionality as to allow End Users to play on USD, EUROS and Pounds Sterling tables.  Notwithstanding the foregoing, the only currency in which End Users may make deposits or withdrawls from the WPT Poker Room shall be USD, unless the parties mutually agree to offer deposits in other currencies.**

**

3.2.2        Poker Room Development Fee. In consideration for WagerLogic’s development of the WPT Poker Room (not including the Special Funcionality), the Licensee shall pay WagerLogic a development fee in the amount of USD $50,000 (the “WPT Poker Room Development Fee”), on delivery of the go-live version of the WPT Poker Room. For the Special Functionality, WPT will be billed the reasonable cost of programming and creating those features.

3.2.3        Go-Live Date.  It is expressly agreed that WagerLogic shall deliver the Go-Live version of the WPT Poker Room on or before June 14, 2007.  The parties agree that upon the Go-Live Date arriving or being achieved, each of the parties shall execute an acknowledgement confirming the date of the Go-Live Date.  WagerLogic aknowledges and agrees that the Go-Live date is a material element of this Agreement and is committed to taking all actions necessary to employ geo-filtering technology by the Go-Live date and throughout the Term of this Agreement as set forth in Section 3.6 of this Agreement.  Notwithstanding the foregoing, in the event that the Go-Live date cannot be achieved solely due to a third-party provider’s (e.g., Digital Envoy) failure to meet its obligations, the Go-Live Date will be delayed only to the extent that the delay continues to be caused solely by the third-party provider.  Furthermore, the parties agree that in the event that the designated third-party provider requires a change in protocol (other than that anticipated at the execution of this Agreement) before the Go-Live Date which makes it impossible to meet the original Go-Live Date, WagerLogic shall not be deemed in breach of this Section 3.2.3 provided that it takes all actions necessary to institute the geo-filtering (based on the new protocol) as soon as possible.

3.2.4        Cooperation and Assistance.  The WPT Group will provide any and all such reasonable assistance as WagerLogic may request from time to time to aid the development of the Licensee Poker Room, and shall be responsible for providing any and all graphics to be used in connection with the Licensee Poker Room.

3.3        Poker Skin Development.  WagerLogic hereby agrees that it shall develop and deliver to the Licensee one (1) additional virtual poker room in calender 2007, and up to four (4) additional virtual poker rooms in calender 2008 (collectively the “WPT Poker Skins”), upon and subjet to the following terms and conditions:

(a)                                  the WPT Poker Skins shall be delivered with the same functionality as the WPT Poker Room, save and except for the Special Functionality;

(b)                                 the WPT Poker Skins shall be branded in such manner, and using such trade marks, trade names and other intellectual property as the Licensee may require (the “Poker Skin IP”);

(c)                                  WagerLogic shall deliver each requested WPT Poker Skin within sixty (60) days of being requested therefor; provided that the delivery dates for each individual WPT Poker Skin must be a minimum of thirty (60) days apart from one another; and

(d)                                 On delivery of each WPT Poker Skin, the Licensee shall pay to WagerLogic a set-up fee equal to USD ($15,000).

If WPT does not ask for all of the WPT Poker Skins by the end of calendar 2008, it may give notice to WagerLogic that it wishes the remaining WPT Poker Skins to be created later in the Term; provided that no WPT Poker Skin shall be launched at any time after June 15, 2009..

3.4      Casino Development.  WagerLogic shall be responsible for the design, production, operation maintenance and updating of the various internet casino properties as outlined below:

3.4.1        The Mini-Casino Development.  WagerLogic hereby agrees that, on or prior to September 30, 2007, WagerLogic shall develop a suite of five (5) casino style games (as listed in Schedule 3 hereto), in downloadable format, which shall be accessible by End Users through the WPT Poker Room (the “Casino in Poker”).  The Casino in Poker shall be English language only, and shall accept wagers in USD only, unless the parties mutually agree to accept other currencies.  The parties expressly agree that they shall act reasonably and in good faith in negotiating (having regard to the nature of the required functionality, the limitations and obligations and the deadline upon which same must be delivered), as soon after the execution of this Agreement as is reasonably possible, the other detailed funtionality and specifications in respect of the Casino in Poker The Licensee may, at its sole option, request that the Casino in Poker be branded with the Trademarks or be delivered in an unbranded format.  It is expresly agreed that, at the Licensee’s option, the WPT Poker Skins shall either (i) not include functionality allowing the End Users thereof to access the Casino in Poker; or (ii) allowing the End Users thereof to access the WPT Poker Skins the Casino in Poker; provided that it is expressly agreed that WagerLogic shall not be required to re-brand the Casino in Poker with the trademarks, tradenames associated with the WPT Poker Skins, and the Casino in Poker accessable via each WPT Poker Skin shall be identical to the Casino in Poker accessible via WPT Poker Room.  Notwithstanding anything contained in the Jackpot Agreement attached as Schedule 1 hereto, the only jackpot games included in the Casino in Poker shall be those listed in Schedule 3 hereto, and in the event of any inconsistency between the provisions of the body of this Agreement and Schedule 3 hereto, the provisions of the body of this Agreement shall govern.

3.4.2        Full Casino Developemnt.  The Licensee shall have the option (the “Full Casino Option”), exercisable in writing at any time prior to July 1, 2008 and provided that the Licensee is not in material default hereunder at the time of exercise, to require that WagerLogic deliver to the Licensee, a full scale downloadable internet casino with a standard suite of WagerLogic Games (the “WPT Casino”) having regard to the suite of games offered to other WagerLogic Licensees of similar size and quality and who license WagerLogic’s internet casino Software.  In the event that the Licensee exercises its option in respect of the WPT Casino, WagerLogic shall develop the WPT Casino upon and subject to the following terms and conditions:

(a)                                  on or prior to the exercise date of the Full Casino Option, the Licensee shall provide WagerLogic with the detailed functionality and specifications which it proposes in respect to the WPT Casino, and thereafter the parties shall negotiate in good faith, and acting reasonably (having regard to the nature of the required functionality and the deadline upon which same must be delivered), with a view to setting mutually agreeable detailed specifications for the WPT Casino as soon after the exercise of the Full Casino Option as is reasonably possible.  Provided that WagerLogic has in fact negotiated in good faith and acted reasonably, WagerLogic’s obligation to deliver the WPT Casino is contingent upon the parties reaching agreement on the detailed specifications thereof as outlined above.

(b)                                 The WPT Casino shall be delivered within three (3) months of the settlement of detailed functionality and specifications.  Upon delivery of the WPT Casino, the WPT Casino shall replace the Casino in Poker in the WPT Poker Room as the casino property accessible by End Users of the WPT Poker Room.

3.5                                          Development of New Languages.  At any time during the Term, the Licensee may request that WagerLogic deliver the WPT Poker Room in any language (in addition to the English language delivered on the Go Live Date) in which WagerLogic has delivered a virtual poker room to another WagerLogic Licensee (an “Additional Language Poker Room”).  Each Additional Language Room shall include all functionality included with the WPT Poker Room (save and except for the Special Functionality).  In the event Licensee wishes any Additional Language Room to include the Special Functionality, WagerLogic shall present to Licensee an estimate of costs related to achieving the same.  In the event Licensee instructs WagerLogic to proceed with the creation of such Additional Language Poker Room, the Licensee shall pay all reasonable and actual costs and expenses of WagerLogic incurred in achieving same.  In addition, it is expressly agreed that the only Casino in Poker accessible by an End User of an Additional Language Poker Room shall be an English languge version only.

3.6        Services.  WagerLogic will provide the Licensee with the following Services in accordance with the terms of this Agreement.  WagerLogic shall :

(a)                                  provide and manage the WagerLogic System;

(b)                                 provide all implementation services required to implement the Software to the degree necessary in order that the Licensee Gaming Sites become operational;

(c)                                  procure all necessary related telecommunications equipment, software licences and services on behalf of the Licensee;

(d)                                 provide all necessary technical support for the WagerLogic System including both general computer software and hardware support as required, Error Corrections and Version Upgrades;

(e)                                  maintain separate End-User accounts for each End-User;

(f)                                    process all End-User transactions in connection with the Licensee Gaming Sites;

(g)                                 provide a system of accounting and reporting to the Licensee, including but not limited to affiliate and marketing data;

(h)                                 deliver the Generic Software Application and the Custom Client Software Application;

(i)                                     provide the Help consistent with the Good Industry Practices for the online gaming industry.  In performing the Help function, WagerLogic shall be entitled to settle in its discretion all End User disputes claiming an amount not to exceed Two Thousand Dollars ($2,000), individually, or five Percent (5%) of the Net Revenues for any calendar year, in the aggregate.  The settlement of all other claims and disputes shall be subject to the approval of Licensee;

(j)                                     provide an amount of data storage and processing capacity adequate to accommodate the data storage and processing needs of the Licensee Gaming Sites, the WagerLogic System and the ECash System;

(k)                                  At Licensee’s request, assist in the marketing and migration of players from Licensee’s Parent Company site (operated through WagerWorks) to the extent reasonable, provided that such assistance shall be only to the degree that such migration would not delay the go-live date of the WPT Poker Room. For greater certainty, it is expressly agreed that WagerLogic shall not be required, in fulfilling its obligations under this subparagraph 3.6(k), to perform a database conversion or other technical solution related to the migration of players from the WagerWorks site to the WagerLogic Centralized Poker Room;

(l)                                     Deliver monthly accounting settlement statements and payments due to Licensee no later than twenty-one (21) days after the end of each Month, in the same manner as is provided to all other similar WagerLogic Licensees;

(m)                               Provide Licensee access to XML, data dump, or API for reporting purposes, (i.e., Business Objects via data warehouse), in the same manner as is provided to all other similar WagerLogic Licensees;

(n)                                 To employ a system of geo-filtering upon registration of End-Users at not additional costs to Licensee.

(o)                                 To allow Licensee to employ and to incorporate into the Licensee Gaming Sites a post-registration system of geo-filtering by the Go-Live Date and throughout the Term of the Agreement, such system specifications to be determined in the sole discretion of the Licensee, provided that Licensee shall bare the actual costs of employing the third-party post-registration geo-filtering system unless or until such post-registration geo-filtering system is made available to other WagerLogic Licensees as part of the WagerLogic System.

(Collectively, the “Services”).

3.7        Standards of Performance.  WagerLogic shall perform its obligations (including all Services) under this Agreement at all times necessary to ensure a satisfactory gaming experience is delivered to End-Users of the Licensee Gaming Sites.  WagerLogic shall provide the following minimum Standards of Performance:

(a)                                  Subject to Section 3.4(f), take all reasonable measures to ensure performance of the Licensee Gaming Sites with the same due care it exercises in respect of other WagerLogic sites, including at a minimum, the availability of the Licensee Gaming Sites of at least ninety-eight and one half percent (98.5%) per month as averaged over any one month period (“Expected Minimum Service Levels”);

(b)                                 Respond to and use its reasonable efforts to cure Defects within fourteen (14) days of receiving notice of such Defect provided if the Defect is the failure of the WagerLogic System to the degree which renders the Licensee Gaming Sites severely impaired , the cure period shall be three (3) days.

(c)                                  Use its best efforts to maintain the security of the WagerLogic System, ECash System, the Licensee Gaming Sites and the Data at all times including implementing all available technology consistent with Good Industry Practices to prevent unauthorized access, use or fraud in relation to the foregoing;

(d)                                 Diligently and promptly co-operate fully with the Licensee or competent law enforcement agencies, as the case may be, in investigating and responding to any notified or observed incident of unauthorized or suspected unauthorized access, use or fraud in relation to the WagerLogic System, the ECash System, or the Licensee Gaming Sites;

(e)                                  Use its best efforts to ensure that End-User accounts are at all times kept completely accurate and up to date by reference to their activity within the Licensee Gaming Sites and that the interfaces and communications between the Licensee Gaming Sites and ECash System ensure timely and accurate transmission of Data; and

(f)                                    Take all reasonable measures to reinstate Expected Minimum Service Levels if the services provided under this Agreement are temporarily disrupted because of internet failure, power failure, hardware failure, supplier failures, or acts of God (“Temporary Disruptions”).

3.8        Modifications.  WagerLogic may modify aspects of the WagerLogic System without the prior written approval of the Licensee, provided that any such modification (1) will not impact the Standards of Performance set forth in this Section 3, and (2) will not have a material negative impact or cause unreasonable disruption to the WagerLogic System or the provision of the Services.  Whereever possible, having regard to the circumstances surrounding the modification, WagerLogic shall give not less than 48 hours written notice prior to the effective date of any modification to the WagerLogic System, unless the modification is required on an emergency basis, in which case it may be implemented without notice.

3.9        Alternative Jursidictions.  If WagerLogic reasonably determines in good faith that, due to any change in the regulatory or fiscal environment in which WagerLogic operates, it becomes necessary for WagerLogic to locate or license the gaming servers related to the WagerLogic System in a jursidiction listed on Schedule 4 in replacement of, or in addition to, the Jursidictions (the “Alternative Jursidictions”), the WPT Group shall cooperate with WagerLogic to obtain, at the Licensees’ sole cost, all necessary licenses and consents required in the Alternative Jursidictions in order to carry on the business of the Licensee Gaming Sites and to comply with the provisions of this Agreement. Any Alternative Jursidictions not listed on Schedule 4 shall require the Licensee’s written consent, acting reasonably.  It is expressly acknowledged that certain non-gaming related Data associated with the Licensee Gaming Sites will be hosted on servers located in Ireland, as more particularly described in Schedule 5 hereto (the “Non-Gaming Data”).  WagerLogic may, in its sole discretion, move the hosting of the said Non-Gaming Data to any Jursidictions as it may determine, in the event that WagerLogic in good faith believes such move is in the best interests of all WagerLogic Licensees, including the Licensee.

3.10      SAS 70 Report.  On an annual basis, WagerLogic shall, at the Licensee’s sole cost and expense (provided that, in the event that the report is provided to other WagerLogic Licensees, the cost shall be shared equally by all licensees) have an internationally known public accounting firm perform an Independent Third Party Attestation Report (i.e., an AICPA SAS 70 Type II, SysTrust, Agreed Upon Procedures, Custom Attestation Report on Management Assertions etc.) to confirm that its:

(a)                                  software system has appropriate physical and logical controls in place to prevent the origination or placing of bets from any physical or virtual location within the United States of America; and

(b)                                 Internal control system has appropriate processes and controls in place to provide reasonable assurance that the aforementioned physical and logical controls operate properly on a continuous basis.

3.11      Auditing.  WagerLogic will keep and maintain full, complete and accurate books of account and records covering all transactions relating to this Agreement in sufficient detail to enable the payments payable hereunder to be determined and verified.  WagerLogic shall permit such records to be examined from time to time (up to a period of not less than three (3) years after the expiration or termination of this Agreement) by authorized representatives of Licensee, including such independent auditors as Licensee may designate, during usual business hours, to verify to the extent necessary the operation and maintenance of the Licensee Gaming Sites and the payments required hereunder, and Licensee and its representatives shall use reasonable efforts to minimize any disruptions to WagerLogics’ business.  Prompt adjustment shall be made by WagerLogic to compensate for any errors or omissions disclosed by such examination.  If the adjustment is more than five percent (5%) of Licensee Net Revenue in the Licensee’s favor, then the out-of-pocket costs of such examination shall be borne by WagerLogic, and failing which, the said costs shall be borne by the Licensee.  Such records shall be maintained by WagerLogic for a period of not less than three (3) years following the expiration or termination of this Agreement.

4.                                               REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1        WagerLogic.  WagerLogic represents, warrants and covenants:

(a)                                  It will supply and be fully responsible for the day-to-day management of the WagerLogic System, without limiting any other party’s responsibility for performing any obligations it has pursuant to any Gaming Licence it holds;

(b)                                 It will ensure that the WagerLogic System will at all times (both before and after the issue of a Gaming Licence) satisfy the regulatory requirements in the Jurisdictions with respect to such platforms and facilities (including without limitation technical and mathematical requirements with respect to the operation of the platform and facilities and banking and money laundering legislation);

(c)                                  It will provide assistance to the Licensee to ensure that the Licensee is lawfully licensed to offer the Licensee Gaming Sites from any Jurisdictions;

(d)                                 It will provide the Licensee with Help 365 days a year in accordance with Good Industry Practices;

(e)                                  On the written request of the Licensee, it will provide to the Licensee no more than once annually, all management and financial information necessary to enable the Licensee to verify all revenues and costs as described herein;

(f)                                    It will promptly cure any Defects in the WagerLogic System that cause the WagerLogic System to fail the Standards of Performance in Section 3.4;

(g)                                 Neither its performance of this Agreement nor the use of the WagerLogic System by the Licensee in accordance with this Agreement will infringe the rights of any other person;

(h)                                 It is duly incorporated and existing under the laws of the Jurisdictions of its incorporation and duly authorized to enter into and perform this Agreement;

(i)                                     It has full legal right, power and authority to enter into this Agreement and perform its obligations under this Agreement;

(j)                                     It will at all times comply with all relevant laws in the Jurisdictions of its incorporation and in any Jurisdictions applying to its performance of this Agreement;

(k)                                  Neither the execution of this Agreement, nor the performance of its obligations hereunder, shall cause WagerLogic to breach any of its obligations under agreements with third parties;

(l)                                     It will use all reasonable skill and care in performing its obligations in this Agreement;

(m)                               It will ensure that the Licensee Gaming Sites use a Certified Random Number Generator which provides a normally distributed series of unpredictable random numbers;

(n)                                 The Data shall be used only for the purposes of carrying out its obligations under this Agreement and for no other purpose and it shall not be provided to any unauthorized third party except in accordance with this Agreement.  This sub-section (n) shall survive the expiration or termination of this Agreement;

(o)                                 It will at all times maintain all necessary third party software licences to enable the Licensee to access the reports contemplated by Section 5.5;

(p)                                 It will not use the Trademarks and the Poker Skin IP or Special Functionality in any way other than as licensed or prescribed hereunder (including sublicensing to third parties or beyond the Term of this Agreement).

(q)                                 At the Licensee’s own cost, it will cause the board of directors of the WagerLogic and CryptoLogic to submit to a probity review to be performed by a mutually agreed upon probity service (the “Probity Service”) on behalf of Licensee by submitting completed probity forms as the Probity Service may require, together with such other information as may be reasonably requested in the probity review process. Thereafter at the reasonable request of Licensee, WagerLogic shall cause such further key personnel of the Licensee to submit to probity review at Licensee’s cost.

(r)                                    That it will make available to the Licensee a non-downloadable version of the Licensee Poker Rooms as and when same becomes available to WagerLogic Licensees.

4.2  The WPT Group.  The WPT Group hereby jointly and severally represent, warrant and covenant:

(a)                                  The Licensee will, at its own cost, be responsible for the content of any areas forming part of the Custom Client Software Application which require the Licensee material;

(b)                                 They shall permit WagerLogic to use the Trade Marks and the Poker Skin IP on a world-wide, royalty free basis and the related Intellectual Property Rights of or held by the WPT Group in connection with fulfilling its obligations under this Agreement;

(c)                                  The Licensee will, at its own cost, hold at all times from and after the Go-Live Date of any Licensee Gaming Site, a valid Gaming Licence in respect of the Licensee Gaming Sites, in each Jurisdiction, a certified copy of which shall be provided to WagerLogic on request, and be responsible for performing such acts pursuant to any such Gaming Licence and shall forthwith notify WagerLogic of any threatened termination of same;

(d)                                 The Licensee will pay all government fees, Taxes and gaming duties incurred in relation to the provision of the Licensee Gaming Sites by WagerLogic;

(e)                                  They will comply with all relevant laws in their performance of this Agreement;

(f)                                    The Licensee is duly incorporated and existing under the laws of the Jurisdictions of its incorporation and duly authorized to enter into and perform this Agreement;

(g)                                 They have full legal right, power and authority to enter into this Agreement and perform their obligations under this Agreement;

(h)                                 They will at all times comply with all relevant laws in the Jurisdictions of their incorporation and in any Jurisdictions;

(i)                                     Neither the execution of this Agreement nor the performance of their obligations hereunder, shall cause the WPT Group to breach any of its obligations under agreements with third parties;

(j)                                     They shall use all reasonable skill and care in performing their obligations under this Agreement;

(k)                                  As of the Go-Live Date of this Agreement, the Licensee is the holder of, and will during the Term continue to hold, a valid Gaming Licence issued in the Jurisdictions to operate the WPT Poker Room, and it will comply at all times with the terms and condition contained therein.  Prior to launching any other Licensee Gaming Site, the Licensee will be, and will during the Term continue to hold, a valid Gaming License issued in the jurisdictions from which they are operated to operate the said Licensee Gaming Site;

(l)                                     The use by WagerLogic of the Trade Marks and the Poker Skin IP in accordance with this Agreement will not infringe the Intellectual Property Rights of any third party;

(m)                               The Licensee will use reasonable efforts to observe and comply in all material respects with all rules and regulations applicable to the Licensee  (including internet codes of practice or conduct), now existing or which may hereafter be enacted, regarding the transmission, content or advertising of the Licensee Gaming Sites;

(n)                                 Except as expressly provided in this Agreement, the Licensee will not sell, sub-license, transfer, assign or otherwise dispose of or publish, disclose, display or otherwise make available to any third party, any portion of the WagerLogic System or the Services;

(o)                                 They will not sub-contract their obligations under this Agreement without the consent of WagerLogic;

(p)                                 By itself and/or through its sub-contractors or Affiliates, the Licensee has, and throughout the term of this Agreement, to the best of its knowledge will have all the necessary technology, licences, authority, capital, and qualified personnel to perform its obligations hereunder in the Jurisdictions;

(q)                                 At WagerLogic’s own cost, it will cause the board of directors of the Licensee and the Parent to submit to a probity review to be performed by KPMG or other mutually agreed upon probity service (the “Probity Service”) on behalf of WagerLogic by submitting completed probity forms as the Probity Service may require, together with such other information as may be reasonably requested in the probity review process. Thereafter at the reasonable request of WagerLogic, the Licensee shall cause such further key personnel of the Licensee to submit to probity review at WagerLogic’s cost; and

(a)                                  The WPT Group will submit any information as may be reasonably requested by a recognized government authority in connection with any probity review process related to the Jurisdictions or any Alternative Jurisdiction.

5.                                               PAYMENTS

5.1        ECash System.  From and after the Go-Live Date the parties acknowledge that ECash Direct is operating the ECash System and will be in possession of the Net Revenues which shall be clearly identifiable at all times and held for the benefit of the Licensee and WagerLogic. The ECash System shall ensure that all End-Users agree to the End-User terms and conditions of use of the Licensee Gaming Sites as ECash Direct and the Licensee may from time to time mutually agree.

5.2        Net Revenue.

5.2.1        Defined.  For the purposes of this Agreement, during the Term “Net Revenue” shall be calculated by taking the aggregate amount of Poker Revenue and Casino Net Losses realized during any particular period, and deducting the Poker Marketing Recovery Fund Contribution (solely from Poker Revenue), Royalty Fees, the Financial Charges, Bad Debt (including Chargebacks) and Taxes incurred or generated during the said period.

5.2.2        WagerLogic Net Revenues.  In respect of the Net Revenue generated during each Month of the Term, WagerLogic shall be entitled to receive the following portion of the Net Revenue (collectively referred to as “WagerLogic Net Revenues”):

i.                                          Twenty-two (22%) percent of the first $150,000 of Net Revenue generated during the Month;

ii.                                       Twenty-one (21%) percent of the Net Revenue between $150,000 and $500,000, generated during the Month;

iii.                                    Twenty (20%) percent of the Net Revenue in excess of $500,000 generated during the Month.

5.2.3        Licensee Net Revenues.  For purposes of this Agreement, all Net Revenue that is not WagerLogic Net Revenue shall be referred to as “Licensee Net Revenues.”  After payment of all amounts due to WagerLogic pursuant to Section 5.2.2, the remaining Licensee Net Revenue shall be distributed as follows:

(a)                                  ECash Direct shall deduct from the Licensee Net Revenue the amount of all Promotional Deposits,  , Poker Room Management Fees, Referral Royalties, Jackpot Adjustments and Adjustments issued or incurred in the subject Month;

(b)                                 ECash Direct shall pay to WagerLogic the Jackpot Adjustments and the Adjustments, and upon such deduction WagerLogic shall be responsible for discharging any liabilities to third parties associated therewith;

(c)                                  ECash Direct shall pay to WagerLogic the Poker Room Management Fees, which shall be retained by WagerLogic as fees earned hereunder;

(d)                                 ECash Direct shall retain all amounts in respect to Promotional Deposits and upon such deduction shall be responsible for discharging all obligations to End Users in connection therewith;

(e)                                  ECash Direct shall pay all Referral Royalties directly to the third parties who have earned same.

5.2.4        Financial Charges and Poker Marketing Fund Contribution.  Upon being deducted from Net Revenue as described in Paragraph 5.2.1 above, the amount of all Financial Charges and Poker Marketing Fund Contribution shall be paid by ECash Direct to WagerLogic. WagerLogic shall be responsible for discharing any liabilities to third parties associated with the Financial Charges and shall expend the Poker Marketing Fund Contribution in accordance with its specified purpose.

5.3        Minimum Guarantees.  Nothwithstanding anything herein contained, the Licensee hereby provides to WagerLogic the following revenue guarantees (all amounts paid to WagerLogic under this Paragraph 5.3 are hereinafter referred to as the “Minimum Guarantee Amounts”):

(a)                                  Upon WagerLogic developing a Poker Skin Room, the Licensee hereby guarantees that from and after the go-live date of the said Poker Skin Room, the said poker room shall generate Poker Revenue in the minimum amount of USD $50,000 per Month, (the “Poker Room Minimum”).  In the event that during any Month of the Term, a Poker Skin Room fails to generate an amount of Poker Revenue equal to the Poker Room Minimum, it is expressly agreed that, when calculating WagerLogic’s entitlement under Paragraph 5.2.2 hereof, each Poker Skin Room which has failed to generate revenue equal to the Poker Room Minimum, shall be deemed to have generated Poker Revenue equal to the Poker Room Minimum.  Notwithstanding the forgoing, the Poker Room Minimum shall terminate in the event that Licensee provides WagerLogic a notice of cancellation of a particular Poker Skin and WagerLogic shall no longer be required to provide operations for PokerSkin for the rest of the Term;

(b)                                 Upon WagerLogic developing an Additional Language Poker Room, the Licensee hereby guarantees that from the go-live date of the said Additional Language Poker Room, WagerLogic shall earn minimum annual licensee revenue under Paragraph 5.2.2 and attributable to the said Additional Language Poker Room equal to USD $200,000 (the “Minimum Language Fee”).  In the event that during any Month of the Term, WagerLogic fails to earn a minimum Monthly licensee fee under Paragraph 5.2.2 and attributable to the Additional Language Poker Room equal to USD $21,000, WagerLogic shall be entitled to receive the shortfall out of the Licensee Net Revenues for the Month; provided that any monthly payments made under this subparagraph (b) shall be subject to annual adjustment, and any over-payment of amounts in respect of the Minimum Language Fee shall be reimbursed to the Licensee as soon after the annual review as is reasonably possible.  The Licensee’s obligations under this Paragraph 5.3(b) shall be subject to the following:

i.                              The Licensee shall have no minimum guarantee obligations in respect of an Additional Language Poker Room in respect of any period subsequent to the one year anniversary date of the go-live date of the subject Additional Language Poker Room;

ii.                           From and after the time that WagerLogic completes its software platform upgrade known as “Agile” to such degree as to allow for the delivery of additional languages to WagerLogic Licensees as part of WagerLogic’s basic internet poker room software package, any languages requested by the Licensee which are launched at least Three (3) months prior to, or at any time after the subject Agile upgrade, shall not, from and after the launch of the subject Agile upgrade, be subject to a minimum guarantee or any extra charges hereunder, it being acknowledged and agreed that WagerLogic shall provide Licensee with at least Three (3) Months advanced notice before the launch of the Agile upgrade;

(c)                                  Upon delivery of the Casino in Poker, the licensee hereby guarantees that from and after the go-live of the Casino in Poker, WagerLogic shall earn minimum annual license revenue under Paragraph 5.2.2 and derived from the Casino in Poker equal to USD $500,000 (the “Annual Casino in Poker Minimum”).  In the event that during any calendar quarter of the Term, WagerLogic fails to earn minimum license revenue under Paragraph 5.2.2 and derived from the Casino in Poker equal to USD $125,000.00, WagerLogic shall be entitled to receive the shortfall out of the future Licensee Net Revenues; provided that any overpayment of amounts in respect of the Annual Casino in Poker Minimum shall be reimbursed to the Licensee as soon after the annual review as is reasonably possible.

(d)                                 Upon delivery of the WPT Casino, the Licensee shall have no further liability under subparagraph (c) above in respect of any period from and after the go-live date of the WPT Casino.  From and after the go-live date of the WPT Casino, the Licensee hereby guarantees that WagerLogic shall earn annual license revenue under Paragraph 5.2.2 and derived from the WPT Casino equal to USD $2,500,000 (the “Annual WPT Casino Minimum”).  In the event that during any calendar quarter during the Term, WagerLogic fails to earn minimum license revenue under Paragraph 5.2.2 and derived from the WPT Casino equal to USD $625,000 WagerLogic shall be entitled to receive the shortfall out of future Licensee Net Revenues; provided that this subparagraph (d) shall be subject to annual adjustment, and any over-payment of amounts in respect of the Annual WPT Casino Minimum shall be reimbursed to the Licensee as soon after the annual review as is reasonably possible.

5.4                                          Distribution.  From and after the Go-Live Date, WagerLogic shall cause ECash Direct to calculate Net Revenue realized for each Month during the Term on a monthly basis and, subject to the provisions of Section 5.6 below, shall distribute to each of WagerLogic and the Licensee the portion of Net Revenue each party is entitled to under  Section 5.

All distributions pursuant to Section 5 for a given calendar Month shall be due (and the associated electronic transfer of funds shall be received and effective for credit) on or before the fifteenth (15th) day after the end of such Month.  The electronic transfer of funds shall be made to the account designated by the Licensee and in accordance with the wire transfer instructions set forth in the attached Schedule 6.

5.5        Negative Net Revenue Amount.  If during the Term, the calculation of Net Revenue realized for a particular Month results in a negative amount (the “Negative Net Revenue Amount”), the parties agree that the Licensee shall pay to ECash Direct an amount equal to the Negative Net Revenue Amount, within (15) days of being advised of the Negative Net Revenue Amount.   Furthermore, in the event that the Net Revenues generated in any particular Month are insufficient to pay the Minimum Guarantee Amounts earned by WagerLogic during such Month, the Licensee shall forthwith pay the shortfall to WagerLogic.

5.6        Weekly Statistical Reports.  WagerLogic will provide to the Licensee, on the Friday of each week from and after the Go-Live Date a statement summarizing the calculation of Net Revenue for the said week in the form set forth in the attached Schedule 7, such weekly statistical reports to include traffic, source of business, wagering statistics and other information as reasonably required by the Licensee.  In addition, the Licensee shall have access to all “back-end” reporting tools which are generally made available to WagerLogic Licensees, which back-end tools offer information which is updated every twenty-four (24) hours.

5.7        Reconciliation.  As soon as reasonably practicable following the end of each contract year of this Agreement but in no event within thirty (30) days of the end of the applicable year, WagerLogic may carry out a reconciliation of the amounts paid to each party for that particular year to verify compliance with this Section 5.  If the reconciliation reveals any discrepancy, each party that received payment in excess of its entitled share of Revenue shall immediately pay the excess amount to WagerLogic, and WagerLogic shall redistribute and pay the excess amount to such party or parties that received less than their entitled share of revenues during the said contract year.

5.8        Wrongful Payments.  Notwithstanding any reconciliations under Section 5.6, each party to this Agreement may recover from any other party any amount it overpaid or wrongfully paid to the receiving party, regardless of how such payment may have arisen including, but not limited to, mistake of law or fact.  If any amounts have been overpaid or wrongfully paid by any party hereto to another, the aggrieved party may require immediate repayment of all or any such amounts.

5.9        Taxes. All amounts payable under this Agreement shall be exclusive of any taxes, including without limitation, value added tax (if any), prescribed by law.  Any Taxes shall be deducted from the Net Revenue and paid to the relevant authorities.

5.10      Calculation of Poker Revenue.  It is expressly acknoweldged that Poker Revenues are generated through the WagerLogic Centralized Poker Room, and as such, the aggregate commissions earned within the WagerLogic Centralized Poker Room (the “Aggregate Poker Revenues”) must be divided between all WagerLogic Licensees who direct end users to the WagerLogic Centralized Poker Room.  The manner in which the Aggregate Poker Revenues are calcuated and divided is as described in Schedule 8 hereto.  The parties hereto acknowledge the provisions of the Schedule 8 attached hereto, and agree to be bound thereby. The particulars of Schedule 8 hereto are subject to change by WagerLogic in its sole discretion, provided that WagerLogic shall provide the other parties hereto with two (2) months’ prior written notice of any such change.  It is expressly acknowledged and agreed that the manner in which Aggregate Poker Revenues are divided between the WagerLogic Licensees shall be identical for all WagerLogic Licensees.

5.11      Legality of Operation.  It is expressly acknowledged that the Licensee is solely responsible for the marketing and advertising of the Licensee Gaming Sites. It is further acknowledged that any acts or ommissions of one party which are in contravention of the laws of any competent Jursidictions shall damage the goodwill and repetition of the other.  In the event that one of the parties, in its sole discretion but acting reasonably, determines that any act or ommission of the other may be in contravention of the laws of any competent Jursidictions, the alleging party may require that the other cure its conduct in this regard, and the other shall do so within thirty (30) days of the written notice, failing which the the alleging party  may terminate this Agreement without futher notice.

5.12      Balancing Licensee Accounts.   It is expressly acknowledged that, due to the fact that the End Users of the Licensee are playing Poker in the WagerLogic Centralized Poker Room, it is possible that said End Users may lose amounts during Poker games to end users of other WagerLogic Licensees (the “End User Losses”).  It is expressly acknowledged that in fulfilling its obligations hereunder to maintain the ECash System, WagerLogic may be required to transfer amounts from the accounts of End Users to other WagerLogic Licensees, or to their end users, in order to reconcile the End User Losses.

6.                                               EXCLUSIVITY

6.1        Other than expressly set forth herein (including, without limitation, Section 6.2 below), WagerLogic shall by the only supplier of casino or poker room software in respect of all Internet Based Gaming Businesses offered to the public during the Term by Licensee or by any entity in which one or more of the WPT Group holds a direct or indirect Controling Interest.

6.2        Save and except as otherwise expressly set forth herein, Licensee expressly agrees that it shall not (nor shall any entity in which it has a Controlling Interest) use or allow the use of its Trade Marks or other Intellectual Property Rights in such a way to undermine the exclusivity outlined in Section 6.1 above.

6.3        The Licensee expressly agrees that no Poker Skin IP may, at any time during the Term, be used by any third party in connection with the development, branding, marketing, adverstising or operations of any Internet Based Gaming Business, except with the prior written consent of WagerLogic, and the Licensee expressly acknowledges and agrees to obtain the covenant of any third party licensor of any Poker Skin IP to adhere to the above-referenced restrictions.

6.4        Notwithstanding anything herein contained, it is expressly agreed that the exclusivity covenants provided by the Licensee under this Article 6 are subject to the following exceptions:

(a)                                  the exclusivity covenants apply to Internet Based Gaming Businesses which offer real money wagering and play, and do not apply in respect of any “play for fun” business or sites;

(b)                                 in the event WagerLogic unilaterally restricts the use of its Software in any Jurisdictions, the exclusivity covenants shall not apply in respect of Internet Based Gaming Businesses solely in that/those Jurisdictions.

(c)                                  For greater certainty, the exclusivity covenants shall not apply to any type of free play Internet Based Gaming Business within the United States.

(d)                                 In the event that the Licensee wishes to accept End Users from any Restricted Territory, it shall so advise WagerLogic, and in the event that WagerLogic refuses to allow its software to be used by the Licensee in this manner, the exclusivity covenants contained in this Article 6 shall not apply with respect to End Users resident in the subject Restricted Territory.

7.                                               INTELLECTUAL PROPERTY

7.1        WagerLogic IP.

7.1.1        Ownership.  Except as expressly provided in this Agreement, each of the parties acknowledges that all Intellectual Property Rights in the Generic Software Application and the Custom Client Software Application (except to the extent that it contains any of TradeMarks) are exclusively vested, and shall remain vested, in WagerLogic and that no ownership interest in Software is transferred to any other party hereto by this Agreement.  In obtaining access to the WagerLogic System, the Licensee is not receiving any interest in, or title to, any part thereof, including but not limited to, hardware, software, operating WagerLogic Systems, profiling techniques or any other proprietary methods embodied in the WagerLogic System. The Licensee is prohibited from sub-licensing, reselling or distributing the Software to any third party without the prior written consent of WagerLogic.

7.2        Licensee Trade Marks.  WagerLogic acknowledges that the Trade Marks and the Poker Skin IP are exclusively vested, and shall remain vested in the WPT Group or its licensors and that no ownership interest in the Trade Marks or Poker Skin IP is transferred to the WagerLogic Group by this Agreement.  The WPT Group hereby grants the WagerLogic Group non-exclusive licenses for the Term of this Agreement to use the Trademarks and the Poker Skin IP solely for the purpose of performing their obligations under this Agreement.

**

8.                                               DATA

8.1        Non-Exclusive Limited License.  Subject to the terms, conditions and limitations set forth in this Agreement, Licensee grants to WagerLogic, a non-exclusive, non-transferable, non-assignable limited license for the Term of this Agreement to use and process any Gaming Data and End-User names, addresses and e-mail addresses solely for the purposes of performing its obligations under this Agreement.

8.2        Ownership of Data.  Each of the parties to this Agreement acknowledges and agrees that in relation to any Data which it might hold:

8.2.1        Gaming Data and End-User Names.  The Licensee owns all right, title and interest in and to the Gaming Data and all Intellectual Property Rights relating thereto are exclusively vested in the Licensee shall remain vested therein, and no ownership of such Data is transferred to any other party to this Agreement.

8.2.2        Financial Data.  All Financial Data and all Intellectual Property Rights relating thereto are, and remain, the property of WagerLogic.

8.3        WagerLogic will provide the other parties hereto (upon reasonable request) with access by electronic means to the Gaming Data by way of reporting tools within ten (10) days of receiving written notice of such request.

8.4        Termination or Expiration.  Upon termination or expiration of this Agreement for any reason, the rights and licenses granted by the Licensee herein shall terminate automatically, and WagerLogic shall immediately cease using the Gaming Data for any purpose whatsoever.  Notwithstanding the foregoing, Licensee shall be entitled to continued access to Gaming Data for a period of one (1) month after the termination or expiration of this Agreement.   If Licensee is unable, for whatever reason, to get all of the Gaming Data within that one month period, Licensee may pay WagerLogic’s reasonable costs to access the Gaming Data.

8.5        Data Protection and Privacy.  It is expressly acknowledged and agreed that certain personal and private information of End-Users may be collected by the parties hereto in the process of operating the Licensee Gaming Sites (the “Personal Data”).  Each party acknowledges and agrees that the use of Personal Data may be subject to the data protection and privacy laws of certain Jursidictions.  To ensure compliance with such laws, each party shall only use such Personal Data: (i) for the purposes of performing its obligations under this Agreement or any agreement entered into with the End-User and/or (ii) for the purposes of performing any functions to which the consent of the End-Users has been obtained, and/or (iii) to the extent otherwise permitted by applicable law.  When processing such Personal Data, each party will implement appropriate technical and organizational measures to prevent against accidental or unlawful destruction, loss, alteration, disclosure or access using a level of security appropriate to the risks represented by the processing and the nature of the data to be protected.

8.6        Each party will co-operate with the others in all reasonable respects so as to enable the other parties to comply with any legal obligation relating to privacy or data protection.

8.7        End User Restrictions.  It is expressly agreed that the Licensee shall not accept wagers from any individual who is not at least eighteen (18) years of age (or such other minimum age as required to legally place bets or wagers in the Jursidictions in which the End User resides).  The Licensee agrees that it shall not accept wagers from any individual residing in the Jursidictionss listed on the Schedule 9 hereto (the “Restricted Jurisdictions”).  The Licensee shall have the right, in its sole discretion, to restrict access to the Licensee Gaming Sites in any jusidiction it chooses, solely at its absolute discretion by the provision of written notice to WagerLogic which may be amended at any time by Licensee.  It is expressly acknowledged and agreed that WagerLogic does not presently allow its WagerLogic Licensees to accept end users residing in the United States of America.  In the event that WagerLogic wishes to allow any WagerLogic Licensee at any time hereafter to accept end users from the United States of America (the “US End Users”), and such US End Users shall participate in play through the WagerLogic Centralized Poker Room, WagerLogic shall provide to the Licensee ninety (90) days prior written notice that US End Users shall be allowed to participate in the WagerLogic Centralized Poker Room, and upon receipt of the said notice, the Licensee may at any time within sixty (60) days of receiving the said notice, terminate this Agreement by written notice to WagerLogic with effect any time prior to the date upon which the US End Users will be allowed to participate in play through the WagerLogic Centralized Poker Room.

9.                                               CONFIDENTIALITY

9.1        Confidential Information.  Each party (the “Receiving Party”) shall protect the confidentiality of any information disclosed or furnished by any other party hereto (the “Furnishing Party”) or otherwise made available to the Receiving Party in connection with the negotiation, execution or performance of this Agreement (whether in written media or otherwise) (“Confidential Information”), using the same degree of care that it uses to protect its own confidential or proprietary information of a like nature but in no event less than a reasonable degree of care.  Confidential Information shall remain the property of the Furnishing Party, and the Receiving Party shall not be deemed by virtue of any access to the Confidential Information of any Furnishing Party to have acquired any right or interest in or to any such Confidential Information.  For purposes of this Agreement, “Confidential Information” shall also include the existence of this Agreement and any provision of this Agreement.

9.2        Exceptions.  “Confidential Information” shall not include any information:  (i) that is already known to the Receiving Party, without restrictions on use or disclosure, at the time of its disclosure by the Furnishing Party; (ii) that is or becomes generally available to the public other than as a result of disclosure thereof by the Receiving Party; (iii) that is lawfully received by the Receiving Party, without restrictions on use or disclosure, from a third party that is not itself under any obligation of confidentiality or nondisclosure to the Furnishing Party or any other Person with respect to such information; (iv) that is independently developed by or for the Receiving Party without reference or access to the Furnishing Party’s Confidential Information; or (v) that is approved in writing by the Furnishing Party for use or disclosure.  Any Party relying on any of the foregoing exceptions (i) to (v) shall bear the burden of proof with respect to such reliance.

9.3        Permitted Use and Disclosure.  The Receiving Party shall use Confidential Information solely for the purposes of this Agreement and shall not otherwise disclose or disseminate any Confidential Information to any third party at any time, except as required by law or any competent regulatory body, or the rules of any relevant stock exchange.  In the event that a party (“Disclosing Party”) is compelled to disclose any Confidential Information relating to any other party as the result of any bona fide written order from any government agency, regulatory body, court of law of competent Jursidictions or stock exchange, the Disclosing Party shall endeavour to give no less than five (5) days’ notice to the other parties of the disclosure to the extent it is able to do so.

9.4        Unauthorized Use or Disclosure.  The Receiving Party shall notify the Furnishing Party promptly of any unauthorized use or disclosure of the Furnishing Party’s Confidential Information and shall cooperate with and assist the Furnishing Party in every reasonable way to stop or minimize such unauthorized use or disclosure.

9.5        Injunctive Relief.  If any party commits a breach, or threatens to commit a breach of any of the provisions of this Section 11, then the party against whom the breach has been committed or threatened shall have the right to bring an action for injunctive relief or any other action at law or equity to specifically enforce the terms of this Section 9 it being acknowledged and agreed that any such breach, or threatened breach, could cause irreparable injury and that money damages would not provide an adequate remedy to the injured party.

9.6        Return or Destruction.  Upon termination or expiration of this Agreement, each party in possession of another party’s Confidential Information, at the Furnishing Party’s option, shall return or destroy all Confidential Information of the Furnishing Party that the Receiving Party does not possess under a valid license and provide an officer’s certificate to the Furnishing Party as to such return or destruction, as applicable.

9.7        Disclosure by ECash Direct.  WagerLogic, through its subsidiary ECash Direct, reserves the right to disclose, but only to the extent necessary to perform this Agreement or as otherwise permitted by this Agreement, any Financial Data regarding transactions settled through the ECash System to:

(a)                                  any acquiring, issuing bank or payment providers which settles credit card, debit card, cheque transactions or other financial transactions on behalf of any party hereto and/or End-Users of the WagerLogic System;

(b)                                 any of the bank card associations which may be offered as part of the Services at any given time (including, but not limited to, VISA, MasterCard, Discover and American Express) or credit reporting or authentification companies; and

(c)                                  Any third party processor which provides computer processing services to the acquiring or issuing bank in respect of the ECash System.

9.8        Disclosure by WagerLogic.  WagerLogic may use the Data for the purpose of disclosing aggregate information to industry trade groups, provided that such information shall be in a statistical format only, and not discernible as information specifically relating to any party hereto, any End-Users of the Licensee Poker Room or the WagerLogic System, or any individual sales transaction in respect of the WagerLogic System.

9.9        Announcement.  No announcement, press release or other disclosure (an “Announcement”) shall be made concerning the contents or subject matter of this Agreement by any party hereto without the reasonable written consent of the Licensee and WagerLogic, and provided two (2) days written notice is given to the other parties of this Agreement, except as required or mandated by law or any regulatory authority provided that Licensee shall be entitled to speak generally to the investment community about the general terms and conditions of this Agreement and its related business activities.

9.10      This Section 9 shall remain in full force and effect notwithstanding any termination of this Agreement.

9.11      It is expressly acknowledged and agreed that WagerLogic may require Licensee to be licensed in an Alternative Jursidictions (as set forth in Paragraph 3.9) either as a back-up Jursidictions or in the place and stead of one or more of the Jursidictions.  In the event that either WagerLogic or the Licensee requires that a license be obtained in an Alternative Jursidictions, the following process shall be followed:

(a)                                  WagerLogic shall provide written notice to the other parties hereto of the requirement for a license in the Alternative Jurisdictions, which notice shall include a discussion of the rationale for requiring the Alternative Jurisdictions; and

(b)                                 upon receiving the notice required by Section 9.11(a) above, the Licensee shall seek to obtain the gaming license in the Alternative Jurisdictions as soon as is reasonably and practically possible, and all other parties hereto shall provide any and all such reasonable assistance as may be required therefrom in this regard.  Notwithstanding anything in this Section 9.11, in the event that Licensee or the WPT Group reasonable determines, in its sole discretion, that obtaining any such license in an Alternative Jurisdictions would either jeopardize the gaming licenses (or that of Lakes Entertainment, Inc.), have a detrimental effect on Licensee or any of the WPT Group as a public Company (e.g., if auditors will not approve such Alternative Jurisdictions), then Licensee may terminate this Agreement upon written notice to WagerLogic.

10.                                        TERMINATION

10.1      All Parties.  The WagerLogic Group on the one hand, and the WPT Group on the other hand, shall have the right, without prejudice to their other rights or remedies, to terminate this Agreement immediately by written notice to the other group if any party in the other group:

(a)                                  is in material breach of any of its obligations under this Agreement and either that breach is either (1) incapable of being cured or (2) remains uncured for sixty(60) 60 days after receiving written notice of the breach; or

(b)                                 becomes insolvent or is otherwise unable to pay its debts in the ordinary course of business; or

(c)                                  is dissolved (other than by way of a re-organization) or otherwise ceases to engage in its normal business operations and is unable thereby to fulfill its obligations under this Agreement.

10.2      The WagerLogic Group.  In addition to any other remedies provided in this Agreement, any of the WagerLogic Group shall have the right to terminate this Agreement upon written notice to the other parties, or as earlier mandated by law, in the event of any of the following:

(a)                                  Violation of Laws:  immediately in the event that any other party hereto is guilty of, after any unsuccessful appeal process, violating in the course of its performance hereunder, any local, state or federal laws, rules and regulations pertaining to gambling on the internet provided that such breach has not been caused by any of the WagerLogic Group;

(b)                                 Criminal Conviction:  immediately in the event that any principal, officer or director of any other party or any of their Affiliates is convicted in a criminal proceeding and any of the WagerLogic Group reasonably determines, in its sole discretion, that such conviction has harmed the general goodwill or reputation of CryptoLogic or WagerLogic, or the general goodwill of the industry as a whole;

(c)                                  Unauthorized Access:  immediately in the event of repeated attempts by any employees or contractors of any party controlled by a member of the WPT Group to gain unauthorized access to the WagerLogic System after any of the WagerLogic Group has notified the other party in writing of the attempts and such attempts persist;

(d)                                 Loss of Gaming License: immediately in the event that the Licensee loses its rights to operate the Licensee Gaming Sites pursuant to any Gaming License; or

(e)                                  Changes In Laws:  immediately in the event that changes to legislation, regulation or other requirements of any government or governmental authority or agency make it illegal or impractical to operate the Licensee Poker Room as intended by the parties.

(f)                                    Probity: immediately in the event that any officer, director, material shareholder or senior executive of the Licensee, the Parent or any Affiliate thereof, fails (in the opinion of WagerLogic, as determined in good faith and acting reasonably) any probity review conducted thereon as contemplated in this Agreement.

10.3      The Licensee.  In addition to any other remedies provided in this Agreement, the Licensee shall have the right to terminate this Agreement upon notice to the other parties, or as earlier mandated by law, in the event of any of the following:

(a)                                  Violation of Laws:  immediately in the event that any of the other parties hereto is guilty of, after any unsuccessful appeal process of violating in the course of its performance hereunder, any local, state or federal laws, rules and regulations pertaining to gambling on the internet provided that such breach has not been caused by the Licensee;

(b)                                 Criminal Conviction:  immediately in the event that any principal, officer or director of any of the other parties hereto or any of their Affiliates is convicted in a criminal proceeding and the Licensee reasonably determines, in its sole discretion, that such conviction has harmed the general goodwill or reputation of the Licensee, or the general goodwill of the industry as a whole;

(c)                                  Gaming License:  on ninety (90) days prior written notice (and subject to the WagerLogic Parties’ right to cure the subject conduct during the above-referenced ninety (90) day period), in the event that any of the WagerLogic Parties, or any principal, officer or director of any of the WagerLogic Parties does any act which jeopardizes any Gaming License or any other license or permission lawfully issued by or under authority of a competent authority in any Jurisdictions permitting the operation of a land-based or internet gaming business, held by the Licensee or any of its Affiliates (specifically including Lakes Entertainment, Inc.) or jeopardizes the relationship between the WPT Group and its auditors; or immediately in the event that the Licensee loses its right to operate the Licensee Gaming Sites pursuant to its Gaming License;

(d)                                 In the event of a change in the holder of the Controlling Interest of the Parent, the Licensee may, at any time within three (3) months of the said change occurring, terminate this Agreement on thirty (30) days written notice to WagerLogic; provided that in order to exercise the said termination right, the Licensee shall pay to WagerLogic an amount equal to the amount derived by applying the following formula:

(2) x Highest Monthly Revenue Amount x Number of Months Remaining.

For the purposes hereof, the following terms shall have the following meanings:

“Highest Monthly Revenue Amount” means the highest monthly amount earned by WagerLogic (i.e., WagerLogic Net Revenues) as a licensee fee under Article 5 hereof (inclusive of Minimum Guarantee Amounts) in the four (4) Months immediately prior to the Month in which the Licensee delivered its termination notice under this Paragraph 10.3(d).

“Number of Months Remaining” means number of full Months remaining in the then current term of this Agreement had this Agreement not been terminated pursuant to this Paragraph 10.3(d), calculated from the effective date of termination of this Agreement.

(e)                                Probity: immediately in the event that any officer, director, material shareholder or senior executive of WagerLogic, Cryptologic or any Affiliate thereof, fails (in the opinion of Licensee, as determined in good faith and acting reasonably) any probity review conducted thereon as contemplated in this Agreement.

10.4      Termination will not affect those rights of action, which have accrued prior to that termination and any obligations which expressly or by implication are intended to come into or continue in force on or after that termination.

10.5      On termination or expiration of this Agreement for any reason:

10.5.1      The WagerLogic Group shall:

(a)                                  provide the Licensee within ten (10) Business Days of the date of termination an electronic copy of all Gaming Data free of charge;

(b)                                 cease using any of the Trade Marks and any and all Gaming Data; and

(c)                                  Close all End User gaming accounts, and return all amounts on deposit to End Users.

10.5.2      The Licensee shall cease all use of the Generic Software Application and the Custom Client Software Application and shall return to WagerLogic or destroy all copies of the Generic Software Application and the Custom Client Software Application (regardless of what medium those copies are stored).

10.5.3      The rights and licenses granted by License in the Trade Marks, Gaming Data, and End-User Names herein shall terminate automatically, and WagerLogic shall immediately cease using them for any purpose whatsoever.

10.5.4      It is expressly agreed that WagerLogic shall not distribute the Net Revenue distributable hereunder earned during the 30-day period immediately prior to the date of termination of this Agreement (the “Holdback Amount”), and shall hold such Holdback Amount as security for the payment by the Licensee of any Chargebacks or other losses, costs, liabilities or expenses which may be suffered or incurred by WagerLogic subsequent to the date of termination of this Agreement, provided such losses, cost, liabilities or expenses are related to the operation of the Licensee Gaming Sites and were the liability of the Licensee to satsify (each a “Post-Termination Liability”). WagerLogic shall, after deducting the amount of any Post Termination Liabilities, pay to the Licensee on the six- month anniversary of the date of termination of this Agreement, the Holdback Amount.  In the event that the Post-Termination Liabilities are in excess of the Holdback Amount, the Licensee shall forthwith pay to WagerLogic any Post-Termination Liabilities not covered by the Holdback Amount.

11.                                        LIABILITY

11.1      No party limits its liability for death or personal injury arising from its own negligence or fraudulent acts or that of its employees, agents or sub contractors.

11.2      Notwithstanding anything herein contained and save and except in respect of the monetary obligations of the parties set forth herein, the liability of the WagerLogic Group to the WPT Group, or vice verse, shall not exceed USD $1,000,000 in the aggregate.

11.3      Except as provided in this Agreement, no party shall be liable to the other for any:

(a)                                  indirect or consequential loss or damages; or

(b)                                 Loss of business or profits, whether arising from negligence, breach of contract or otherwise.

11.4      Notwithstanding anything herein contained, including without limitation, the provisions of Paragraph 3.4(a) heerof, WagerLogic shall have no liability during any period of downtime of the WagerLogic System and/or the Licensee’s equipment or during delays in the providing of the Services or for any loss of Data caused by or resulting from:

(a)                                  failure in the internet, computers or computer-related equipment not maintained by WagerLogic;

(b)                                 computers, computer-related equipment or software used by WagerLogic in the performance of its obligations hereunder being taken down or made inoperable pursuant to a request by the Licensee;

(c)                                  any defects or changes in software owned or licensed by the Licensee from third parties and not approved by WagerLogic; or

(d)                                 Any act categorized and defined as “force majeure” pursuant to Section 14.4 of this Agreement.

12.                                        THE CRYPTOLOGIC GUARANTEE

12.1      CryptoLogic guarantees to the WPT Group due and punctual payment and performance of all the obligations of WagerLogic arising under this Agreement and shall be bound by the Parental Guarantee as set forth attached hereto as Schedule 10  , and incorporated by reference herein.

13.                                        PARENT GUARANTEE

13.1      The guarantees to the WagerLogic Group due and punctual payment and performance of all the obligations of the Licensee arising under this Agreement and shall be bound by the Parental Guarantee as set forth attached hereto as Schedule 11, and incorporated by reference herein.

14.                                        MISCELLANEOUS TERMS

14.1      No Assignment or Subcontracting. Except as otherwise provide herein, none of the parties may assign, novate, sub-license, transfer, sub-contract or otherwise dispose of any of its rights, assets or obligations created under this Agreement without the prior consent of the others acting reasonably and without delay; save and except that WagerLogic may assign its rights and obligations hereunder to a third party within the CryptoLogic group of companies, as part of an internal reorganziation.  This Agreement shall enure to the benefit of, and be binding upon, the Successors and Assigns of each party hereto. It is expressly acknowledged that WagerLogic’s subsidiary Ecash Direct may be wound up into WagerLogic at some time during the Term.

14.2      Governing Law and Arbitration.  This Agreement shall be governed by and construed in accordance with the laws of England and Wales without giving effect to any choice or conflict of law provision or rule that would cause the application of any laws of any Jursidictions other than that of England and Wales.  Any dispute, claim or controversy arising out of or related to this Agreement shall be resolved solely and exclusively by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. All arbitration proceedings, including all notices sent, filings made and testimony and documentary evidence, shall be in the English language and take place in London, England.

14.3      Relationship.  Nothing contained in this Agreement shall be deemed to create a partnership, joint venture or agency between the parties or be deemed to authorize any party (except as expressly permitted by this Agreement) to incur liabilities or obligations binding on another party.

14.4      Force Majeure.

14.4.1      A party shall not be liable for any failure to perform its obligations under this Agreement if that failure is beyond the reasonable control of that party including as a direct result of acts of God, nature, a federal, state or local governmental agency, war, civil disturbance, the inability or refusal of a common carrier to provide communications capabilities or of an arm’s length third party provider to continue to provide service (an “Event of Force Majeure”) provided that:

(a)                                  the affected party could not have avoided the effect of the Event of Force Majeure by taking precautions which, having regard to all matters known to it before the occurrence of the Event of Force Majeure and all relevant factors, it ought reasonably to have taken but did not take; and

(b)                                 the affected party has used reasonable endeavours to mitigate the effect of the Event of Force Majeure and to carry out its obligations under this Agreement in any other way that is reasonably practicable.

14.4.2      The affected party shall promptly notify the other parties of the nature and extent of the circumstances giving rise to the Event of Force Majeure.

14.4.3      If the Event of Force Majeure in question prevails for a continuous period in excess of three Months after the date on which it began, any non-affected party may give notice to the affected party terminating this Agreement.  The notice to terminate must specify the terminate date, which must be not less than 30 clear days after the date on which the notice to terminate is given.  Once a notice has been validly given, this Agreement will terminate on the termination date set out in the notice.

14.5      Notices.

14.5.1      Any notice or other document to be served under this Agreement to another party shall be in writing and delivered or sent by prepaid first class recorded air mail or facsimile to such party at its address set forth below or such other address as the party may specify by written notice to the parties of this Agreement:

If to any member of the WagerLogic Group, to:

Attn: General Manager

WagerLogic Limited

Nimeli Court 41 - 49 Agiou Nicolaou Street

Block A 3rd Floor Engomi, 2408 Nicosia, Cyprus

Telephone:            +357 22311737

Facsimile:               +357 22313916

With a copy to:

Attn: General Counsel

CryptoLogic Inc.55 St. Clair Avenue, West

3rd Floor Toronto, OntarioCanadaM4V 2Y7

Telephone: +1 416 545 1455

Facsimile:  +1 416 545 1454

If to any member of the WPT Group, to:

Attn: Mr. Peter Hughes, COO

WPT Enterprises, Inc., Suite #350

Los Angeles, CA 90036

Telephone: (323)330-9844

Facsimile: (323)330-9902

With a copy to:

Attention: Adam Pliska, General Counsel

WPT Enterprises, Inc., Suite #350

Los Angeles, CA 90036

Telephone: (323)330-9844

Facsimile: (323)330-9902

14.5.2      Any notice, document or other communication shall be deemed to have been delivered (a) if delivered, at the time of delivery; or (b) if posted, at 10.00 a.m., English time on the tenth Business Day after it was put into the post; or (c) if sent by facsimile at the expiration of two hours after the time of dispatch if dispatched before 12.00 p.m., England time (at the place the facsimile was transmitted to) on any Business Day, and in any other case at 10.00 a.m., England time on the next Business Day after the date of dispatch.

15.                               WAIVER

A waiver (whether express or implied) by one of the parties of any of the provisions of this Agreement or of any breach of or default by the other party in performing any of those provisions shall not constitute a continuing waiver and that waiver shall not prevent the waiving party from subsequently enforcing any of the provisions of this Agreement not waived or from acting on any subsequent breach of or default by the other party under any of the provisions of this Agreement.

16.                               AMENDMENTS

Any amendment, waiver or variation of this Agreement shall not be binding on the parties unless set out in writing, expressed to amend this Agreement and signed by or on behalf of each of the parties.

17.                               SEVERABILITY

The invalidity, illegality or unenforceability of any of the provisions of this Agreement shall not affect the validity, legality and enforceability of the remaining provisions of this Agreement.

18.                               ENTIRE AGREEMENT

This Agreement and the documents referred to in it contain the entire agreement between the parties relating to the subject matter of this Agreement and supersede all previous agreements between the parties relating to that subject matter.  Each of the parties acknowledges that in agreeing to enter into this Agreement it has not relied on any representation, warranty or other assurance except those set out in this Agreement.

19.                               FURTHER ASSURANCE

Each party shall (i) perform any further acts and execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Agreement and (ii) at all times act in good faith so as to preserve for the other parties the benefits intended under this Agreement.

20.                               INDEMNIFICATION

Subject to Section 11, the parties agree as follows:

20.1      The WPT Group. The WPT Group agrees to defend, indemnify, protect, save and hold harmless the WagerLogic Group, as well as their directors, officers, employees and agents, against any and all liabilities, claims, demands, suits, actions, causes of action, proceedings, judgments, awards and costs, including reasonable attorney’s fees and expenses, arising out of or related to any claim, whether grounded in contract, tort, strict liability or otherwise, arising out of (i) the WPT Group’s performance of this Agreement or breach or violation of any duty, obligation, warranty or representation made hereunder, and (ii) a breach of the Intellectual Property Rights of any third party associated with the development, licensing and use of the Special Functionality; provided that indemnified parties shall not have any right to be indemnified hereunder for their own recklessness, gross negligence or wilful misconduct.

20.2      The WagerLogic Group.  The WagerLogic Group agrees to defend, indemnify, protect, save and hold harmless the WPT Group, as well as their directors, officers, employees and agents, against any and all liabilities, claims, demands, suits, actions, causes of action, proceedings, judgments, awards and costs, including reasonable attorney’s fees and expenses, arising out of or related to any claim, whether grounded in contract, tort, strict liability or otherwise, based in whole or in part, arising out of any of the WagerLogic Group’s performance of this Agreement or breach or violation of any duty or obligation or warranty and representation made hereunder; provided in each case that the indemnified parties shall not have any right to be indemnified hereunder for their own recklessness, gross negligence or wilful misconduct.  Notwithstanding anything herein contained, it is expressly agreed that WagerLogic shall have no liability whatsoever to the WPT Group in the event that the development, licensing or use of the Special Functionality infringes the Intellectual Property Rights of any third party.

20.3      Procedure.  Subject to Section 11, whenever any party (“the Indemnifier”) is required to indemnify another party (“the Indemnified”) under this Agreement, the Indemnified shall:

(a)                                  notify the Indemnifier in writing forthwith upon becoming aware of any matter or claim to which the indemnity relates;

(b)                                 not make any admission or settlement in respect of such matter or claim without the prior consent of the Indemnifier (such consent not to be unreasonably withheld or delayed); and

(c)                                  allow the Indemnifier to appoint legal advisers of its choice and to conduct and/or settle negotiations and/or proceedings relating to such matter or claim and the Indemnified shall comply with the Indemnifier’s reasonable request in the conduct of any negotiations and/or proceedings provided the Indemnified’s costs are met by the Indemnifier.

21.                               COUNTERPARTS

This Agreement may be signed in two or more counterparts (which may be facsimile copies), each of which shall be deemed an original, but all of which together shall constitute the same instrument.

22.                               COSTS

Except as provided for elsewhere in this Agreement, each of the parties to this Agreement shall pay its own costs (including all liabilities, losses, damages, costs (including legal costs) and expenses (including taxation), in each case of any nature whatsoever) incurred in connection with the negotiation, preparation and performance of this Agreement.

23.                               PRE-INCORPORATION CONTRACT

It is expressly acknowledged that the Licensee is a yet to be incorporated company under the laws of Malta. The Parent hereby agrees that it shall forthwith take any and all such steps as may be necessary in order to incorporate the Licensee pursuant to the laws of Malta, and shall advise WagerLogic in writing forthwith upon the Licensee becoming incorporated. Upon the Licensee becoming incorporated, the Licensee shall in writing confirm the assumption of all of the liabilities and obligations of the Licensee hereunder. Until such time as the Licensee becomes incorporated, the Parent shall be bound and responsible for all of the obligations of the Licensee hereunder. Furthermore, it is expressly agreed that should it be so required in order to obtain a Gaming License in Curacao, the Licensee shall incorporate a wholly-owned Curacao subsidiary (the “Curacao Co”). In such event, should any internet gaming activities related to any Licensee Gaming Site take place on gaming servers located in Curacao at any time during the Term, it is expressly agreed that the Curacao Co. shall act as the operator in respect of the gaming activity, and the Licensee shall be jointly and severally liable with the Curacao Co. hereunder in respect of any such gaming activity. It is expressly acknowledged that the Curacao Co. is yet to be incorporated as a company under the laws of Curacao. The Parent hereby agrees that it shall forthwith take any and all such steps as may be necessary in order to incorporate the Curacao Company pursuant to the laws of Curacao, and shall advise WagerLogic in writing forthwith upon the Curacao Co. becoming incorporated. Upon the Curacao Co. becoming incorporated, the Curacao Co. shall in writing confirm the assumption of all of the liabilities and obligations of the Curacao Co. hereunder. Until such time as the Curacao Co. becomes incorporated, the Parent shall be bound and responsible for all of the obligations of the Curacao Co. hereunder.

24.                               RIGHTS OF FIRST REFUSAL

During the Term of this Agreement, Licensee shall propose any self-initiated online-sponsorship deals it intends to offer to any third party which are solely made in connection with real-money Internet Based Gaming Businesses (“Proposed Online Sponsorship Deal”) to WagerLogic before entering into such Proposed Online

Sponsorship Deal with a third party (i.e., a party outside the WagerLogic network).  WagerLogic shall have Ten (10) days from the date of the proposal to accept the terms of such Proposed Online Sponsorship Deal after which time Licensee shall be free to offer such opportunity to any other party (the “Third-Party Potential Partner”), provided that if the material terms of the offer to the Third-Party Potential Partner are more favourable to the Third-Party Potential Partner than the terms set forth in the original Proposed Online Sponsorship Deal, WagerLogic shall have Five (5) days to accept the deal on terms that match the offer to the Third-Party Potential Partner.  Notwithstanding anything to the contrary, this Section 24 shall solely apply to deals related to sponsorship deals in conjunction with real-money wagering solely in jurisdictions where WagerLogic accepts wagers at the time the Proposed Online Sponsorship Deal is offered.

(Signature Page on Next Page)

IN WITNESS WHEREOF the parties have executed this Agreement as of the date above first written.

WAGERLOGIC LIMITED

By:	/s/ AJ Slivinsky
	Name:	AJ Slivinsky
	Title:	Managing Director

CRYPTOLOGIC INC.

By:	/s/ Stephen Taylor
	Name:	Stephen Taylor
	Title:	Cheif Financial Officer

WPT ENTERPRISES, MALTA

By:	/s/ Adam J. Pliska
Name: Adam J. Pliska
Title: Director

WPT ENTERPRISES INC.

By:	/s/ Adam J. Pliska
Name: Adam J. Pliska
Title: General Counsel and Secretary to the Board of Directors.

SCHEDULE 1

Schedule 1 - Progressive Jackpot Participation

The following agreement between Licensee and WagerLogic describes the terms and conditions with respect to the set up and participation in shared jackpot games.

Definitions:

Reset Fund

A percentage of each jackpot wager is placed into this fund to cover the initial value of the jackpot. Reset fund contribution percentage is calculated based on the number of bets that a user needs to statistically get a jackpot and the initial value of the jackpot.

Pool Fund

A percentage of each wager is placed into this fund to generate the jackpot prize pool. The amount of a particular jackpot depends on the accumulated value in the pool fund plus the initial value of the jackpot. Games that pay intermediate jackpot prizes, such as Spice Island Poker, have such prizes paid from the pool fund. If after such a payout then the initial value of the jackpot will be obtained from the reset fund.

List of Games

Table 1: Game Listing with Minimum and Maximum Wagers

Game Name	Minimum Wager	Maximum Wager	Game Type
Caribbean Stud Poker (SP & MP)	£1	£1500	Card Game
25c Super Jackpot VP/MHVP/BVP	£0.25	£12.50	Video Poker
£1 Super Jackpot VP/MHVP/BVP	£1	$50	Video Poker
Keno	25p	£1	Video Keno
Blackjack	£1	£5000	Card Game
Dolphin King	£0.05 per line	£5 per line	Rapid Fire Slots
Northern Lights	£0.05 per line	£5 per line	Rapid Fire Slots
Salsa	£0.05 per line	£5 per line	Rapid Fire Slots
Sirens	£0.05 per line	£5 per line	Rapid Fire Slots
Mr. Rich	£0.05 per line	£5 per line	Rapid Fire Slots
Mad Professor	£0.05 per line	£5 per line	Rapid Fire Slots
Dr. Love	£0.05 per line	£5 per line	Rapid Fire Slots
Coral Cash	£0.05 per line	£5 per line	Rapid Fire Slots
Witches & Warlocks	£0.01 per line	£5 per line	Frightmare Slot Machine
Zone of the Zombie	£0.01 per line	£5 per line	Frightmare Slot Machine
Vampire Bats	£0.01 per line	£5 per line	Frightmare Slot Machine
Ghost Rider	£0.01 per line	£5 per line	Marvel Slot Machine
Elektra	£0.01 per line	£5 per line	Marvel Slot Machine
Iron Man	£0.01 per line	£5 per line	Marvel Slot Machine
Blade	£0.05 per line	£5 per line	Marvel Slot Machine
The Punisher	£0.05 per line	£5 per line	Marvel Slot Machine
The Hulk	£0.05 per line	£5 per line	Marvel Slot Machine
Daredevil	£0.05 per line	£5 per line	Marvel Slot Machine
Silver Surfer	£0.05 per line	£5 per line	Marvel Slot Machine
Thor	£0.05 per line	£5 per line	Marvel Slot Machine
X-Men	£0.05 per line	£5 per line	Marvel Slot Machine
Shoot-O-Rama	£0.25 per line	£0.25 per line	Slot Machine
Rags To Riches	£0.01 per line	£20 per line	Slot Machine
Millionaires Club	£0.10 per line	£20 per line	Slot Machine
25c Triple Olives	£0.25	£0.75	Slot Machine
£1 Triple Olives	£1	£3	Slot Machine

Table 2: Game ID’s and Sub-Game ID’s

Game Name	Game ID	Sub Game ID	Game Type
Caribbean Stud Poker (SP & MP)	4	n/a	Card Game
25c Super Jackpot VP/MHVP/BVP	5	5	Video Poker
£1 Super Jackpot VP/MHVP/BVP	5	12	Video Poker
Keno	34	n/a	Video Keno
Blackjack	66	n/a	Card Game
Dolphin King	97	64	Rapid Fire Slots
Northern Lights	97	61	Rapid Fire Slots
Salsa	97	66	Rapid Fire Slots
Sirens	97	62	Rapid Fire Slots
Mr. Rich	97	01	Rapid Fire Slots
Mad Professor	97	03	Rapid Fire Slots
Dr. Love	97	65	Rapid Fire Slots
Coral Cash	97	63	Rapid Fire Slots
Witches & Warlocks	42	1	Frightmare Slot Machine
Zone of the Zombie	42	2	Frightmare Slot Machine
Vampire Bats	42	3	Frightmare Slot Machine
Ghost Rider	89		Marvel Slot Machine
Elektra	89		Marvel Slot Machine
Iron Man	89		Marvel Slot Machine
Blade	89		Marvel Slot Machine
The Punisher	89		Marvel Slot Machine
The Hulk	89		Marvel Slot Machine
Daredevil	89		Marvel Slot Machine
Silver Surfer	89		Marvel Slot Machine
Thor	89		Marvel Slot Machine
X-Men	89		Marvel Slot Machine
Shoot-O-Rama	25	n/a	Slot Machine
Rags To Riches	33	n/a	Slot Machine
Millionaires Club	60/82	n/a	Slot Machine
25c Triple Olives	3	17	Slot Machine
£1 Triple Olives	3	18	Slot Machine

Setup Information

The jackpot is set up as a shared jackpot with WagerLogic as the underwriter. The Licensee shares this jackpot with the other participating WagerLogic Licensees. The Licensee makes contributions to the reset fund and pool fund. If a player of any WagerLogic Licensee hits a jackpot, the pool fund will fully cover the winnings and the reset fund will cover the initial value.

Contributions to the reset fund and the pool fund are held by WagerLogic to satisfy the future settlement requirements of progressive jackpots. Under no circumstances will contributed funds be refunded to the Licensee.

Initiating Participation in a Shared Jackpot

WagerLogic will allow the Licensee to participate in shared progressive jackpot program under the following conditions:

a) Provided that the Licensee is good standing under the terms of the License

Agreement; and

b) The Licensee meets the casino software version requirements for the jackpot.

How the Jackpot is funded (Table 3)

	Initial Jackpot Value	Source of funds to the Jackpot	Reset fund contribution	Pool Fund contribution	Total deducted from Casino Earnings (C+D)
	A	B	C	D	E
Caribbean Stud Poker (SP & MP)	100000/50000	% of original bet	20/10%	70%	80% - 90%
25c Super Jackpot VP/MHVP/BVP	1000	% of original bet	2.5%	1%	3.5%
£1 Super Jackpot VP/MHVP/BVP	4000	% of original bet	2.5%	1%	3.5%
Keno	100000	% of original bet	2%	5%	7.0%
Blackjack	50000	% of original bet	18%	70%	88%
Dolphin King	500	% of original bet	3.3%	1.7%	5%
Northern Lights	500	% of original bet	3.3%	1.7%	5%
Salsa	500	% of original bet	3.3%	1.7%	5%
Sirens	500	% of original bet	3.3%	1.7%	5%
Mr. Rich	500	% of original bet	3.3%	1.7%	5%
Mad Professor	500	% of original bet	3.3%	1.7%	5%
Dr. Love	500	% of original bet	3.3%	1.7%	5%
Coral Cash	500	% of original bet	3.3%	1.7%	5%
Witches & Warlocks	250/2500	% of original bet	1.5%	1-1.5%	2.5% - 3.0%
Zone of the Zombie	250/2500	% of original bet	1.5%	1-1.5%	2.5% - 3.0%
Vampire Bats	250/2500	% of original bet	1%	1-1.5%	2.0% - 2.5%
Ghost Rider	50/500/5000	% of original bet	1%	1%	2%
Elektra	50/500/5000	% of original bet	1%	1%	2%
Iron Man	50/500/5000	% of original bet	1%	1%	2%
Blade	50/500/5000	% of original bet	1%	1%	2%
The Punisher	50/500/5000	% of original bet	1%	1%	2%
The Hulk	50/500/5000	% of original bet	1%	1%	2%
Daredevil	50/500/5000	% of original bet	1%	1%	2%
Silver Surfer	50/500/5000	% of original bet	1%	1%	2%
Thor	50/500/5000	% of original bet	1%	1%	2%
X-Men	50/500/5000	% of original bet	1%	1%	2%
Shoot-O-Rama	20000	% of original bet	8.5%	5%	13.5%
Rags To Riches	100000	% of original bet	6%	4%	10%
Millionaires Club	175000	% of original bet	1.5%	5%	6.5%
25c Triple Olives	1250	% of original bet	2%	5%	7%
£1 Triple Olives	5000	% of original bet	2%	5%	7%

The Licensee will be notified in case of any changes to the funding of a jackpot (structure, percentage or otherwise) from that shown in Table 3 above.

Payment of funds

The Licensee will pay to WagerLogic an amount for the pool fund and an amount for the reset fund for every jackpot that they participate in. The amounts payable will be deducted in accordance with the License Agreement.

The amounts payable by the Licensee will be calculated by WagerLogic according to the levels indicated in Table 3.

Reporting Information

The Licensee will receive two reports on a daily basis: a Contribution Fund Report and a Jackpot Payout Report.

The Contribution Fund Report identifies the amount of money contributed to the “jackpot” by the Licensee.

Specifications for the Contribution Fund Report

Fieldname	Description
Jackpot Key

Jackpot key is a seven digit identifier that reads as follows:
1st two digits: identifies the currency

3rd to 4th digits: identifies the game type
5th to 7th digits: jackpot sub-number

Game Type and sub-number Legend
Game type 4 specifies Caribbean Stud Poker  (SP & MP)

Game type 5 and sub-number 5 specifies 25c Super Jackpot VP/MHVP/BVP

Game type 5 and sub-number 12 specifies £1 Super Jackpot VP/MHVP/BVP

Game type 34 specifies Keno

Game type 66 specifies Blackjack

Game type 97 and sub-number 64 specifies Dolphin King

Game type 97 and sub-number 61 specifies Northern Lights

Game type 97 and sub-number 66 specifies Salsa

Game type 97 and sub-number 62 specifies Sirens

Game type 97 and sub-number 1 specifies Mr. Rich

Game type 97 and sub-number 3 specifies Mad Professor

Game type 97 and sub-number 65 specifies Dr. Love

Game type 97 and sub-number 63 specifies Coral Cash

Game type 42 and sub-number 1 specifies Witches & Warlocks

Game type 42 and sub-number 2 specifies Zone of the Zombie

Game type 42 and sub-number 3 specifies Vampire Bats

Game type 40 and sub-number 1 specifies Ghost Rider

Game type 40 and sub-number 3 specifies Elektra

Game type 40 and sub-number 2 specifies Iron Man

Game type 89 and sub-number 3 specifies Blade

Game type 89 and sub-number 5 specifies The Punisher

Game type 89 and sub-number 1 specifies The Hulk

Game type 89 and sub-number 4 specifies Daredevil

Game type 89 and sub-number 7 specifies Silver Surfer

Game type 89 and sub-number 6 specifies Thor

Game type 89 and sub-number 2 specifies X-Men

Game type 25 specifies Shoot-O-Rama

Game type 33 specifies Rags To Riches

Game type 60/82 specifies Millionaires Club

Game type 3 and sub-number 17 specifies 25c Triple Olives

Game type 3 and sub-number 18 specifies £1 Triple Olives

Reset Fund Contribution	This number represents the amount of money that was contributed to this fund during the specified 24-hour period.

Pool Fund Contribution

This number represents the amount of money that was contributed to this fund during the specified 24-hour period.

A negative number may occur if the value of prizes paid out to users that day exceeds the value of funds contributed by the users to the pool. This may occur when a player hits the jackpot or when funds are paid out as a result of intermediate prizes.

Difference

Dollar value of finds that should he deducted from casino’s total daily earnings to satisfy Reset Fund and Pool Fund requirements. Sum of two numbers (Reset Fund Contribution plus Pool Fund Contribution). A negative number may occur if the value of prizes paid out to users that day exceeds the value of funds contributed by the users to the Pool Fund plus the value contributed to the Reset Fund. From an accounting perspective, a negative number represents funds paid to the Licensee. In the long run, the accumulated value of ‘Difference’ approaches zero.

Pool	Dollar value of the jackpot at midnight of the previous day.

The Jackpot Payout report identifies jackpot winners.

Specifications for the Jackpot Payout Report:

Fieldname	Description
Date/Time	Date and time that the player hit the jackpot.

User ID	User ID of the player that hit the jackpot.

User Name	User Name of the player that hit the jackpot.

Amount won	Amount of money in the jackpot that was won by the player.

Game ID

The identification code of the game where the jackpot was won.
This is a seven-digit identification number.

1st two digits: identifies the merchant
3rd to 4th digits: identifies the game type
5th to 7th digits: jackpot sub-number

Game Type and sub-number Legend
Game type 4 specifies Caribbean Stud Poker  (SP & MP)

Game type 5 and sub-number 5 specifies 25c Super Jackpot VP/MHVP/BVP

Game type 5 and sub-number 12 specifies £1 Super Jackpot VP/MHVP/BVP

Game type 34 specifies Keno

Game type 66 specifies Blackjack

Game type 97 and sub-number 64 specifies Dolphin King

Game type 97 and sub-number 61 specifies Northern Lights

Game type 97 and sub-number 66 specifies Salsa

Game type 97 and sub-number 62 specifies Sirens

Game type 97 and sub-number 1 specifies Mr. Rich

Game type 97 and sub-number 3 specifies Mad Professor

Game type 97 and sub-number 65 specifies Dr. Love

Game type 97 and sub-number 63 specifies Coral Cash

Game type 42 and sub-number 1 specifies Witches & Warlocks

Game type 42 and sub-number 2 specifies Zone of the Zombie

Game type 42 and sub-number 3 specifies Vampire Bats

Game type 40 and sub-number 1 specifies Ghost Rider

Game type 40 and sub-number 3 specifies Elektra

Game type 40 and sub-number 2 specifies Iron Man

Game type 89 and sub-number 3 specifies Blade

Game type 89 and sub-number 5 specifies The Punisher

Game type 89 and sub-number 1 specifies The Hulk

Game type 89 and sub-number 4 specifies Daredevil

Game type 89 and sub-number 7 specifies Silver Surfer

Game type 89 and sub-number 6 specifies Thor

Game type 89 and sub-number 2 specifies X-Men

Game type 25 specifies Shoot-O-Rama

Game type 33 specifies Rags To Riches

Game type 60/82 specifies Millionaires Club

Game type 3 and sub-number 17 specifies 25c Triple Olives

Game type 3 and sub-number 18 specifies £1 Triple Olives

Shared Jackpot Key (digits 3 to 7)

004000 for Caribbean Stud Poker  (SP & MP)

005005 for 25c Super Jackpot VP/MHVP/BVP

005012 for £1 Super Jackpot VP/MHVP/BVP

034000 for Keno

002000 for Blackjack

077000 for Dolphin King

077000 for Northern Lights

077000 for Salsa

077000 for Sirens

077000 for Mr. Rich

077000 for Mad Professor

077000 for Dr. Love

077000 for Coral Cash

042000 for Witches & Warlocks

042000 for Zone of the Zombie

042000 for Vampire Bats

089000 for Ghost Rider

089000 for Elektra

089000 for Iron Man

089000 for Blade

089000 for The Punisher

089000 for The Hulk

089000 for Daredevil

089000 for Silver Surfer

089000 for Thor

089000 for X-Men

250004 for Shoot-O-Rama

033000 for Rags To Riches

060000 for Millionaires Club

003017 for 25c Triple Olives

003018 for £1 Triple Olives

The reports will normally be available on a daily basis between 8:20 and 8:30 EST.

Right to Publish Jackpot Winner Information

WagerLogic reserves the right to publish the following information pertaining to any jackpot win:

•                  The name of any jackpot winner;

•                  The name of the participating casino where the jackpot win occurred;

•                  The date and time of the jackpot win; and

•                  The amount of the jackpot win.

This information will be provided to all participating Casinos.

All participating Casinos have the right to publish this information.

SCHEDULE 2

The World Poker Tour®, WPT® and World Poker Tour Logo & Design® and other trademarks at Licensee may designate from time to time.

SCHEDULE 3

Multi-Hand Blackjack

Single Player European Enhanced Roulette

Millionaire’s Club Nine Line Slot

Bejewelled

The Hulk

SCHEDULE 4

ALDERNEY

UNITED KINGDOM

GIBRALTER

ISLE OF MAN

SCHEDULE 5

WagerLogic Limited Memorandum

PRO1095-Distributed Poker Architecture

Summary

WagerLogic Limited (“WagerLogic”) has made a significant change to its poker gaming environment.  The architecture has been updated to place back office functions into the central data centre in Ireland (ESAT).

Benefits

There are many benefits by having the poker backoffice functions centrally located in the main data centre. The primary benefit is stability to the poker room.  By centralizing the poker backoffice functions in Ireland (ESAT) we get easier, safer and faster ability to switch poker gaming between sites in the event of a network or system outage in Curacao, Malta (or other location); poker backoffice functions are centralized with other backoffice functions making the system more reliable and responsive; ESAT (Ireland) provides a world class data centre resulting in improved stability; reduced traffic through Curacao and Malta results in less dependence on the Curacao or Maltese network and infrastructure to maintain a functional poker system.

Legal Opinions

We have solicited the following in respect of this architecture change: 1) Legal opinion to confirm compliance with respect to Irish gambling laws 2) Taxation comfort letter regarding Irish betting duty.

The legal opinion confirms the changes do not contravene the Irish gambling legislation.

The taxation letter confirms the changes will not incur Irish betting duty.

Please note that the above has been provided to you for information purposes only, has not been prepared with the particular circumstances of any licensee in mind, and cannot be relied upon by you as legal or tax advice.  WagerLogic does not make any representations or warranties as to the accuracy or completeness of the above, and would encourage each licensee to seek its own independent advice on those matters should it so require.

SCHEDULE 6

The Licensee wire transfer information is as follow:

As designated by the WPT Enterprises, Inc.’s Chief Financial Officer, which may be amended from time to time and currently:

**

SCHEDULE 8

POKER REVENUE AND ROOM RULES

Poker Revenue is generated under two general types of End User play, being i) Ring Games (poker games pursuant to which End Users wager cash amounts on a hand by hand basis) and ii) Poker Tournaments.

(A)          POKER REVENUE CALCULATION (RING GAMES)

Poker Revenue earned through Ring Games is calculated based on a fixed rate table.  There is a set amount of Poker Revenue that is earned based on the pot value of a particular hand as set forth in the chart below.

In the event that during play of any particular hand, there are end users playing (i.e. dealt cards in the particular poker hand) from multiple WagerLogic licensees, the Poker Revenue earned on such hand will be split between all said licensees, on the basis set out in paragraph (C) below.

If the pot value does not reach a specified minimum amount, no Poker Revenue will be earned.  In the case of the Texas Hold’em, Omaha and Omaha H/L games, no Poker Revenue will be earned until the flop cards are dealt on the table even if the pot reaches the specified minimum amount.

A small percentage of each pot is deducted by WagerLogic for each hand of poker played in the WagerLogic Centralized Poker Room, which amount represents the Poker Revenue earned on the said hand.  Such amount is currently equal to 5% of the pot to a maximum of 3 dollars/pounds/euros (depending on the denomination of the particular table) (“Units”) rounded down to the nearest .25 Units.  No Poker Revenue is earned if the hand ends before the “flop” (no flop – no drop).

The 5% rate applies to all tables regardless of size, betting amount or currency.

Poker Revenue earned per hand is based on the following rate table:

Pot Size (in Units)	Rake (Poker Revenue)
No Flop	0.00
< 5	0.00
5	0.25
10.050
15	0.75
20	1.00
25	1.25
30	1.50
35	1.75
40	2.00
45	2.25
50	2.50
55	2.75
60	3.00
> 60	3.00

Notwithstanding the foregoing and subject to the provisions of paragraph (B) below, the Poker Revenue earned per hand on Hold’em Poker tables with stakes equal to or greater than 25/50 is currently equal to 5% of the pot, up to a maximum of 5 Units.

(B)           SHORT HANDED POKER (RING GAMES ONLY)

Notwithstanding the provisions of paragraph (A) above, in the event that the number of end users simultaneously participating in any particular hand of a Ring Game (i.e. are dealt cards in the hand) is below a certain amount (as more particularly described below) the maximum Poker Revenue which can be earned on the hand shall be reduced to the following:

Number of Players	Maximum Earnable Poker Revenue (in Units)

2	1

3 – 4	2

(C)           RAKE SPLITTING (RING GAMES)

The Poker Revenue earned in respect of any particular hand played in the WagerLogic Centralized Poker Room shall be divided between all WagerLogic licensees whose end users were dealt cards in the hand, on a pro rata basis, having regard to the proportion which the number of the licensees’ end users in the hand bears to the total number of end users in the hand.  By way of example and for greater certainty, in the event that, in respect of a particular hand, the Licensee End Users make up one-half of the total number of players dealt cards in the hand, then the Licensee shall be entitled to fifty (50%) percent of the Aggregate Poker Revenues earned in the hand.

(D)          TOURNAMENT FEE SPLITTING (POKER TOURNAMENTS)

The Poker Tournament Entry Fee for each Poker Tournament is equal to a pre-determined amount established by WagerLogic, a portion of which is designated as a Poker Tournament House Fees and the balance of which is included in the prize pool for the tournament.  The Poker Tournament House Fees represent the Poker Revenues earned by all licensees in respect of the tournament.  Each licensee’s portion of the aggregate Poker Tournament House Fees paid in respect of any particular Poker Tournament is equal to the amount of the Poker Tournament House Fees paid by the licensees’ end users participating in the Poker Tournament.

(E)           RULES, REGULATIONS, POLICIES AND PROCEDURES REGARDING THE WAGERLOGIC CENTRALIZED POKER ROOM

It is expressly acknowledged that the Licensee is operating the Licensee Poker Room through the WagerLogic Centralized Poker Room.  WagerLogic reserves the right to establish reasonable rules, regulations, policies and procedures regarding the operation of the WagerLogic Centralized Poker Room, which are designed to operate in the best interests of all licensees participating in the WagerLogic Centralized Poker Room as a whole (the “Rules and Regs”).  Provided that the Rules and Regs are reasonable and are established in good faith by WagerLogic with the best interests of a majority of the WagerLogic licensees in mind, it is expressly agreed that the parties hereto shall adhere to, and comply with, any and all such Rules and Regs.  Subject to the foregoing, WagerLogic may make additions, deletions or other modifications to the Rules and Regs, from time to time, and at any time, subject to providing the other parties hereto with a minimum of thirty (30) days advance written notice of any such change.

It is expressly agreed that, in the event that WagerLogic, acting in good faith, and in the best interests of all licensees participating in the WagerLogic Centralized Poker Room as a whole, determines that it is necessary to amend the manner in which Poker Revenues are earned, calculated or divided, WagerLogic may make such amendments without the consent of any party hereto, upon sixty (60) days written notice to the other parties hereto.  In order to be effective, any such amendment cannot be motivated by the best interests of less than a majority of the WagerLogic licensees, it being expressly agreed that, to the extent reasonably possible, any such amendment must impact all licensees in the same or a substantially similar manner.

In the event that a majority of the WagerLogic licensees determine that they wish to make an amendment to: i) any Rules and Regs, ii) the manner in which Poker Revenue is calculated, earned or divided, or iii) any other aspect of the operation of the WagerLogic Centralized Poker Room (each a “Poker Room Amendment”), and WagerLogic, acting in good faith, is in agreement with the Poker Room Amendment, than the Poker Room Amendment may be instituted without the consent of any party hereto, and each party hereto agrees to be bound by the Poker Room Amendment, including without limitation, any and all penalties prescribed in such amendment relating to a failure to comply with the amendment.

For the purposes hereof “majority of the WagerLogic licensees” shall not be determined by number of licensees, but rather on the amount of Poker Revenue generated by each licensee.  By way of example, and for greater certainty, in the event that two (2) WagerLogic licensees represent more than fifty (50) percent of the Poker Revenue generated by the WagerLogic Centralized Poker Room, said licensees would constitute a “majority of the WagerLogic licensees” for the purposes hereof.

SCHEDULE 9

LIST OF RESTRICTED JURISDICTIONS

THIS LIST MAY BE AMENDED FROM TIME TO TIME AT THE SOLE DISCRETION OF THE LICENSEE

**

SCHEDULE 10

CRYPTOLOGIC INC. PARENT GUARANTEE

THIS GUARANTEE AND INDEMNITY is made BY DEED on	2007

BY

CRYPTOLOGIC, INC, an Ontario, Canada Corporation (the “Guarantor”)

IN FAVOUR OF

WPT ENTERPRISES, MALTA, a company incorporated and registered in Malta AND WPT ENTERPRISES, INC. a company incorporated and registered in the United States, State of Delaware (the “Creditor”)

NOW THIS DEED WITNESSETH and the Guarantor hereby agrees as follows:

1.             INTERPRETATION

1.1           In this Guarantee:

“Agreement”

means the agreement of even date made between the Creditor and the Principal Debtor whereby the Creditor has agreed to make certain obligation as set forth in one Software Supply and Support Agreement dated            ;

“Principal Debtor”	means WPT ENTERPRISES, MALTA a company incorporated and registered in Malta.

1.3           In this Guarantee:

1.3.1        references to this Guarantee are to include the indemnity in Clause 2.3;

1.3.2        references to Clauses are to be construed as references to the clauses of this Guarantee;

1.3.3        references to this Guarantee and any provisions of this Guarantee or to any other document or agreement are to be construed as references to this Guarantee, those provisions or that document or agreement in force for the time being and as amended, varied, supplemented, substituted or novated from time to time;

1.3.4        words importing the singular are to include the plural and vice versa;

1.3.5        references to a person are to be construed to include references to a corporation, firm, company, partnership, joint venture, unincorporated body of persons, individual or any state or any agency of a state, whether or not a separate legal entity;

1.3.6        references to any person are to be construed to include that person’s personal representatives, assigns or transferees, successors in title or, whether direct or indirect;

1.3.7        references to any liability are to include any liability whether actual, contingent, present or future;

1.3.8        references to this Guarantee are references to the guarantee and indemnity given by the Guarantor under this Guarantee; and

1.3.9        clause headings are for ease of reference only and are not to affect the interpretation of this Guarantee.

2.             GUARANTEE AND INDEMNITY

2.1           In consideration of the Creditor entering into the Agreement the Guarantor irrevocably and unconditionally undertakes the obligations and liabilities set out in Clauses 2.2 and 2.3.

2.2           The Guarantor irrevocably and unconditionally guarantees:

2.2.1        to pay to the Creditor on demand, and in the currency in which the same falls due for payment, all monies and liabilities which are now or at any time hereafter shall become due, owing or incurred by the Principal Debtor to or in favour of the Creditor under or in connection with the Agreement; and

2.2.2        the due and punctual observance, performance and discharge by the Principal Debtor of all of its obligations and liabilities under the Agreement.

2.3           The Guarantor, as principal obligor and as a separate and independent obligation and liability from its obligations and liabilities under Clause 2.2, irrevocably and unconditionally agrees to indemnify the Creditor in full on demand against all damages, losses, costs and expenses suffered or incurred by the Creditor arising from or in connection with any of:

2.3.1        the Creditor making available any monies under the Agreement;

2.3.2        the entry by the Creditor into the Agreement;

2.3.3        any of the provisions of the Agreement being or becoming void, voidable, invalid or unenforceable; and/or

2.3.4        the failure of the Principal Debtor fully and promptly to perform and discharge any of its obligations and liabilities under the Agreement.

2.4           The Guarantor shall indemnify and keep indemnified the Creditor on demand by the Creditor against all losses, actions, claims, costs, charges, expenses and liabilities suffered or incurred by the Creditor in relation to this Guarantee (including the costs, charges and expenses incurred in the enforcement of any of the provisions of this Guarantee or occasioned by any breach by the Guarantor of any of its obligations to the Creditor under this Guarantee).

3.             CREDITOR PROTECTIONS

3.1           The Guarantor acknowledges and agrees that this Guarantee is and at all times shall be a continuing security and shall extend to cover the ultimate balance due at any time from the Principal Debtor to the Creditor under or in respect of the Agreement and any of the transactions contemplated thereby.

3.2           The Guarantor acknowledges and agrees that none of its liabilities under this Guarantee shall be reduced, discharged or otherwise adversely affected by:

3.2.1        any variation, extension, discharge, compromise, dealing with, exchange or renewal of any right or remedy which the Creditor may now or hereafter have from or against the Principal Debtor and/or any other person in respect of any of the obligations and liabilities of the Principal Debtor and/or any other person under and in respect of the Agreement;

3.2.2        any act or omission by the Creditor or any other person in taking up, perfecting or enforcing any security or guarantee from or against the Principal Debtor and/or any other person;

3.2.3        any termination, amendment, variation, novation or supplement of or to the Agreement;

3.2.4        any grant of time, indulgence, waiver or concession to the Principal Debtor and/or any other person;

3.2.5        any of the insolvency, liquidation, administration, winding-up, incapacity, limitation, disability, the discharge by operation of law, and any change in the constitution, name and style of the Principal Debtor and/or any other person;

3.2.6        any invalidity, illegality, unenforceability, irregularity or frustration of any actual or purported obligation of the Principal Debtor and/or any other person;

3.2.7        any claim or enforcement of payment from the Principal Debtor and/or any other person; or

3.2.8        any act or omission which would not have discharged or affected the liability of the Guarantor had it been a principal debtor instead of guarantor or indemnitor or by anything done or omitted by any person which but for this provision might operate to exonerate or discharge or otherwise reduce or extinguish the Guarantor’s liabilities under this Guarantee.

3.3

3.3.1        The obligations and liabilities expressed to be undertaken by the Guarantor under this Guarantee are those of primary obligor and not merely as a surety.

3.3.2        The Creditor shall not be obliged before taking steps to enforce any of its rights and remedies under this Guarantee:

3.3.2.1         to take action or obtain judgment in any court against the Principal Debtor and/or any other person;

3.3.2.2         to make or file any claim in a bankruptcy, liquidation, administration or insolvency of the Principal Debtor and/or any other person; or

3.3.2.3         to make demand, enforce or seek to enforce any claim, right or remedy against the Principal Debtor and/or any other person.

3.4

3.4.1        The Guarantor warrants to the Creditor that it has not taken or received, and agrees not to take, exercise or receive the benefit of any security or other right or benefit (whether by set-off, counterclaim, subrogation, indemnity, proof in liquidation or otherwise and whether from contribution or otherwise, all together ‘Rights’) from or against the Principal Debtor and/or any other person in respect of any liability of or payment by the Guarantor under this Guarantee or otherwise in connection with this Guarantee.

3.4.2        If any of such Rights is taken, exercised or received by the Guarantor, it declares that its Rights and all monies at any time received or held in respect of such Rights shall be held by it on trust for the Creditor for application in or towards the discharge of the liabilities of the Guarantor to the Creditor under this Guarantee.

3.4.3        The Guarantor agrees that all other Rights and all monies from time to time held on trust by it for the Creditor under or pursuant to clause 3.4.2 shall be transferred, assigned or, as the case may be, paid to the Creditor, promptly following demand by the Creditor.

3.5           This Guarantee is in addition to and shall not affect or be affected by or merge with any other judgment, security, right or remedy obtained or held by the Creditor from time to time for the discharge and performance of any of the liabilities and obligations of the Principal Debtor to the Creditor.

3.6           The Guarantor represents and warrants to the Creditor that:

3.6.1        there are no legal proceedings pending or threatened before any court or tribunal which will adversely affect in any material respect the Guarantor’s financial situation;

3.6.2        the Guarantor is not unable to meet its debts as they fall due within the meaning of section 123 of the Insolvency Act 1986 (as amended) at the time of this Agreement; and

3.6.3        it has authority under its constitution to execute and perform its obligations under this Guarantee.

4.

5.             SUSPENSE ACCOUNT

5.1           The Creditor may place to the credit of a suspense account any monies received under or in connection with this Guarantee in order to preserve the rights of the Creditor to prove for the full amount of all of its claims against the Principal Debtor and/or any other person.

5.2           The Creditor may, at any time, apply any of the monies referred to in Clause 5.1 in or towards satisfaction of any of the monies, obligations and liabilities the subject of this Guarantee as the Creditor, in its absolute discretion, may from time to time conclusively determine.

6.             APPROPRIATION

The Guarantor shall not direct the application by the Creditor of any sums received by the Creditor from the Guarantor under, or pursuant to, any of the terms of this Guarantee.

7.             DISCHARGE TO BE CONDITIONAL

7.1           Any release, discharge or settlement between the Guarantor and the Creditor in relation to this Guarantee shall be conditional upon no right, security, disposition or payment to the Creditor by the Guarantor or the Principal Debtor and/or any other person being void, set aside or ordered to be refunded pursuant to any enactment or law relating to breach of duty by any person, bankruptcy, liquidation, administration, protection from creditors generally or insolvency or for any other reason.

7.2           If any such right, security, disposition or payment is void or at any time so set aside or ordered to be refunded, the Creditor shall be entitled subsequently to enforce this Guarantee and any security held for the liability of the Guarantor hereunder against the Guarantor as if such release, discharge or settlement had not occurred and any such security, disposition or payment had not been made.

8.             PAYMENTS AND TAXES

All sums payable by the Guarantor under this Guarantee shall be paid to the Creditor in full without any set-off, condition or counterclaim.

9.             DEMANDS AND NOTIFICATION BINDING

Any demand, notification or certificate given by the Creditor specifying amounts due and payable under or in connection with any of the provisions of this Guarantee shall, in the absence of manifest error, be conclusive and binding on the Guarantor.

11.           COMMUNICATIONS

Any demand or notice under this Guarantee shall be in writing signed by the Creditor and (without prejudice to any other effective means of serving it) may be served on the Guarantor personally or by post and either by delivering it to the address specified above or to another address notified to the Creditor or by despatching it addressed to the Guarantor at the address specified above or to another address notified to the Creditor. Any such demand or notice delivered personally shall be deemed to have been received immediately upon delivery. Any such demand or notice sent by post shall be deemed to have been received at the opening of business in the intended place of receipt on the day following the day on which it was posted, even if returned undelivered.

12.           TRANSFERS

12.1         This Guarantee is freely assignable or transferable by the Creditor.

12.2         The Guarantor may not assign any of its rights and may not transfer any of its obligations under this Guarantee or enter into any transaction which would result in any of those rights or obligations passing to another person.

12.3         The Creditor may disclose to any person related to the Creditor and/or to any person to whom it is proposing to transfer or assign or has transferred or assigned any of its rights under this Guarantee, any information about the Guarantor.

13.           MISCELLANEOUS

13.1         No delay or omission on the part of the Creditor in exercising any right or remedy under this Guarantee shall impair that right or remedy or operate as or be taken to be a waiver of it; nor shall any single partial or defective exercise of any such right or remedy preclude any other or further exercise under this Guarantee of that or any other right or remedy.

13.2         The rights of the Creditor under this Guarantee are cumulative and not exclusive of any rights provided by law and may be exercised from time to time and as often as the Creditor deems expedient.

13.3         Any waiver by the Creditor of any terms of this Guarantee, or any consent or approval given by the Creditor under it, shall only be effective if given in writing and then only for the purposes and upon the terms and conditions, if any, on which it is given.

13.4         If at any time any one or more of the provisions of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity and enforceability of the remaining provisions of this Guarantee nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

13.5         This Guarantee is and will remain the property of the Creditor.

14.       LAW AND JURISDICTION

14.1     This Guarantee and all disputes or claims arising out of or in connection with it shall be governed by and construed in accordance with English law.

14.2         In relation to any legal action or proceedings arising out of or in connection with this Guarantee, each of the parties irrevocably submits to the exclusive jurisdiction of the English courts and waives any objection to such proceedings in the English courts on the grounds of venue or on the grounds that such proceedings have been brought in an inappropriate forum.

EXECUTED AND DELIVERED as a DEED )
by [ ] )
acting by )

Director

Director/Secretary

SCHEDULE 11

THIS GUARANTEE AND INDEMNITY is made BY DEED on	2007

BY

WPT ENTERPRISES, INC. a company incorporated and registered in the United States, State of Delaware (the “Guarantor”)

IN FAVOUR OF

WAGERLOGIC LIMITGED, a company incorporated and registered in Cyprus AND CRYPTOLOGIC INC. a company incorporated and registered in Canada (the “Creditor”)

NOW THIS DEED WITNESSETH and the Guarantor hereby agrees as follows:

1.             INTERPRETATION

1.1           In this Guarantee:

“Agreement”

means the agreement of even date made between the Creditor and the Principal Debtor whereby the Creditor has agreed to make certain obligation as set forth in one Software Supply and Support Agreement dated                ;

“Principal Debtor”	means WAGERLOGIC LIMITED a company incorporated and registered in Cypress whose registered offices are at Nimeli Court 41 - 49 Agiou Nicolaou Street, Block A 3rd Floor Engomi, 2408 Nicosia, Cyprus.

1.3           In this Guarantee:

1.3.2        references to this Guarantee are to include the indemnity in Clause 2.3;

1.3.2        references to Clauses are to be construed as references to the clauses of this Guarantee;

1.3.3        references to this Guarantee and any provisions of this Guarantee or to any other document or agreement are to be construed as references to this Guarantee, those provisions or that document or agreement in force for the time being and as amended, varied, supplemented, substituted or novated from time to time;

1.3.4        words importing the singular are to include the plural and vice versa;

1.3.5        references to a person are to be construed to include references to a corporation, firm, company, partnership, joint venture, unincorporated body of persons, individual or any state or any agency of a state, whether or not a separate legal entity;

1.3.6        references to any person are to be construed to include that person’s personal representatives, assigns or transferees, successors in title or, whether direct or indirect;

1.3.7        references to any liability are to include any liability whether actual, contingent, present or future;

1.3.8        references to this Guarantee are references to the guarantee and indemnity given by the Guarantor under this Guarantee; and

1.3.9        clause headings are for ease of reference only and are not to affect the interpretation of this Guarantee.

2.             GUARANTEE AND INDEMNITY

2.1           In consideration of the Creditor entering into the Agreement the Guarantor irrevocably and unconditionally undertakes the obligations and liabilities set out in Clauses 2.2 and 2.3.

2.2           The Guarantor irrevocably and unconditionally guarantees:

2.2.1        to pay to the Creditor on demand, and in the currency in which the same falls due for payment, all monies and liabilities which are now or at any time hereafter shall become due, owing or incurred by the Principal Debtor to or in favour of the Creditor under or in connection with the Agreement; and

2.2.2        the due and punctual observance, performance and discharge by the Principal Debtor of all of its obligations and liabilities under the Agreement.

2.3           The Guarantor, as principal obligor and as a separate and independent obligation and liability from its obligations and liabilities under Clause 2.2, irrevocably and unconditionally agrees to indemnify the Creditor in full on demand against all damages, losses, costs and expenses suffered or incurred by the Creditor arising from or in connection with any of:

2.3.1        the Creditor making available any monies under the Agreement;

2.3.2        the entry by the Creditor into the Agreement;

2.3.3        any of the provisions of the Agreement being or becoming void, voidable, invalid or unenforceable; and/or

2.3.4        the failure of the Principal Debtor fully and promptly to perform and discharge any of its obligations and liabilities under the Agreement.

2.4           The Guarantor shall indemnify and keep indemnified the Creditor on demand by the Creditor against all losses, actions, claims, costs, charges, expenses and liabilities suffered or incurred by the Creditor in relation to this Guarantee (including the costs, charges and expenses incurred in the enforcement of any of the provisions of this Guarantee or occasioned by any breach by the Guarantor of any of its obligations to the Creditor under this Guarantee).

3.             CREDITOR PROTECTIONS

3.1           The Guarantor acknowledges and agrees that this Guarantee is and at all times shall be a continuing security and shall extend to cover the ultimate balance due at any time from the Principal Debtor to the Creditor under or in respect of the Agreement and any of the transactions contemplated thereby.

3.2           The Guarantor acknowledges and agrees that none of its liabilities under this Guarantee shall be reduced, discharged or otherwise adversely affected by:

3.2.1        any variation, extension, discharge, compromise, dealing with, exchange or renewal of any right or remedy which the Creditor may now or hereafter have from or against the Principal Debtor and/or any other person in respect of any of the obligations and liabilities of the Principal Debtor and/or any other person under and in respect of the Agreement;

3.2.2        any act or omission by the Creditor or any other person in taking up, perfecting or enforcing any security or guarantee from or against the Principal Debtor and/or any other person;

3.2.3        any termination, amendment, variation, novation or supplement of or to the Agreement;

3.2.4        any grant of time, indulgence, waiver or concession to the Principal Debtor and/or any other person;

3.2.5        any of the insolvency, liquidation, administration, winding-up, incapacity, limitation, disability, the discharge by operation of law, and any change in the constitution, name and style of the Principal Debtor and/or any other person;

3.2.6        any invalidity, illegality, unenforceability, irregularity or frustration of any actual or purported obligation of the Principal Debtor and/or any other person;

3.2.7        any claim or enforcement of payment from the Principal Debtor and/or any other person; or

3.2.8        any act or omission which would not have discharged or affected the liability of the Guarantor had it been a principal debtor instead of guarantor or indemnitor or by anything done or omitted by any person which but for this provision might operate to exonerate or discharge or otherwise reduce or extinguish the Guarantor’s liabilities under this Guarantee.

3.3

3.3.1        The obligations and liabilities expressed to be undertaken by the Guarantor under this Guarantee are those of primary obligor and not merely as a surety.

3.3.2        The Creditor shall not be obliged before taking steps to enforce any of its rights and remedies under this Guarantee:

3.3.2.1         to take action or obtain judgment in any court against the Principal Debtor and/or any other person;

3.3.2.2         to make or file any claim in a bankruptcy, liquidation, administration or insolvency of the Principal Debtor and/or any other person; or

3.3.2.3         to make demand, enforce or seek to enforce any claim, right or remedy against the Principal Debtor and/or any other person.

3.4

3.4.1        The Guarantor warrants to the Creditor that it has not taken or received, and agrees not to take, exercise or receive the benefit of any security or other right or benefit (whether by set-off, counterclaim, subrogation, indemnity, proof in liquidation or otherwise and whether from contribution or otherwise, all together ‘Rights’) from or against the Principal Debtor and/or any other person in respect of any liability of or payment by the Guarantor under this Guarantee or otherwise in connection with this Guarantee.

3.4.2        If any of such Rights is taken, exercised or received by the Guarantor, it declares that its Rights and all monies at any time received or held in respect of such Rights shall be held by it on trust for the Creditor for application in or towards the discharge of the liabilities of the Guarantor to the Creditor under this Guarantee.

3.4.3        The Guarantor agrees that all other Rights and all monies from time to time held on trust by it for the Creditor under or pursuant to clause 3.4.2 shall be transferred, assigned or, as the case may be, paid to the Creditor, promptly following demand by the Creditor.

3.5           This Guarantee is in addition to and shall not affect or be affected by or merge with any other judgment, security, right or remedy obtained or held by the Creditor from time to time for the discharge and performance of any of the liabilities and obligations of the Principal Debtor to the Creditor.

3.6           The Guarantor represents and warrants to the Creditor that:

3.6.1        there are no legal proceedings pending or threatened before any court or tribunal which will adversely affect in any material respect the Guarantor’s financial situation;

3.6.2        the Guarantor is not unable to meet its debts as they fall due within the meaning of section 123 of the Insolvency Act 1986 (as amended) at the time of this Agreement; and

3.6.3        it has authority under its constitution to execute and perform its obligations under this Guarantee.

5.             SUSPENSE ACCOUNT

5.1           The Creditor may place to the credit of a suspense account any monies received under or in connection with this Guarantee in order to preserve the rights of the Creditor to prove for the full amount of all of its claims against the Principal Debtor and/or any other person.

5.2           The Creditor may, at any time, apply any of the monies referred to in Clause 5.1 in or towards satisfaction of any of the monies, obligations and liabilities the subject of this Guarantee as the Creditor, in its absolute discretion, may from time to time conclusively determine.

6.             APPROPRIATION

The Guarantor shall not direct the application by the Creditor of any sums received by the Creditor from the Guarantor under, or pursuant to, any of the terms of this Guarantee.

7.             DISCHARGE TO BE CONDITIONAL

7.1           Any release, discharge or settlement between the Guarantor and the Creditor in relation to this Guarantee shall be conditional upon no right, security, disposition or payment to the Creditor by the Guarantor or the Principal Debtor and/or any other person being void, set aside or ordered to be refunded pursuant to any enactment or law relating to breach of duty by any person, bankruptcy, liquidation, administration, protection from creditors generally or insolvency or for any other reason.

7.2           If any such right, security, disposition or payment is void or at any time so set aside or ordered to be refunded, the Creditor shall be entitled subsequently to enforce this Guarantee and any security held for the liability of the Guarantor hereunder against the Guarantor as if such release, discharge or settlement had not occurred and any such security, disposition or payment had not been made.

8.             PAYMENTS AND TAXES

All sums payable by the Guarantor under this Guarantee shall be paid to the Creditor in full without any set-off, condition or counterclaim.

9.             DEMANDS AND NOTIFICATION BINDING

Any demand, notification or certificate given by the Creditor specifying amounts due and payable under or in connection with any of the provisions of this Guarantee shall, in the absence of manifest error, be conclusive and binding on the Guarantor.

11.           COMMUNICATIONS

Any demand or notice under this Guarantee shall be in writing signed by the Creditor and (without prejudice to any other effective means of serving it) may be served on the Guarantor personally or by post and either by delivering it to the address specified above or to another address notified to the Creditor or by despatching it addressed to the Guarantor at the address specified above or to another address notified to the Creditor. Any such demand or notice delivered personally shall be deemed to have been received immediately upon delivery. Any such demand or notice sent by post shall be deemed to have been received at the opening of business in the intended place of receipt on the day following the day on which it was posted, even if returned undelivered.

12.           TRANSFERS

12.1         This Guarantee is freely assignable or transferable by the Creditor.

12.2         The Guarantor may not assign any of its rights and may not transfer any of its obligations under this Guarantee or enter into any transaction which would result in any of those rights or obligations passing to another person.

12.3         The Creditor may disclose to any person related to the Creditor and/or to any person to whom it is proposing to transfer or assign or has transferred or assigned any of its rights under this Guarantee, any information about the Guarantor.

13.           MISCELLANEOUS

13.1         No delay or omission on the part of the Creditor in exercising any right or remedy under this Guarantee shall impair that right or remedy or operate as or be taken to be a waiver of it; nor shall any single partial or defective exercise of any such right or remedy preclude any other or further exercise under this Guarantee of that or any other right or remedy.

13.2         The rights of the Creditor under this Guarantee are cumulative and not exclusive of any rights provided by law and may be exercised from time to time and as often as the Creditor deems expedient.

13.3         Any waiver by the Creditor of any terms of this Guarantee, or any consent or approval given by the Creditor under it, shall only be effective if given in writing and then only for the purposes and upon the terms and conditions, if any, on which it is given.

13.4         If at any time any one or more of the provisions of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity and enforceability of the remaining provisions of this Guarantee nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

13.5         This Guarantee is and will remain the property of the Creditor.

14.       LAW AND JURISDICTION

14.1     This Guarantee and all disputes or claims arising out of or in connection with it shall be governed by and construed in accordance with English law.

14.2         In relation to any legal action or proceedings arising out of or in connection with this Guarantee, each of the parties irrevocably submits to the exclusive jurisdiction of the English courts and waives any objection to such proceedings in the English courts on the grounds of venue or on the grounds that such proceedings have been brought in an inappropriate forum.

EXECUTED AND DELIVERED as a DEED )
by [ ] )
acting by )

Director

Director/Secretary